UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

TIFFANY & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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2008 Annual Meeting of Stockholders
PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS
Introduction
The Annual Meeting of the stockholders of Tiffany & Co. (the “Company”) will be held on Thursday, May 15, 2008, at 10:00 a.m. in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.
This proxy statement and accompanying material, including the form of proxy, was first sent to the Company’s stockholders on or about April 10, 2008. It was sent to you on behalf of the Company by order of the Company’s Board of Directors (the “Board”).
You are entitled to vote at our 2008 Annual Meeting because you were a stockholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 20, 2008, the record date for this year’s Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.
This proxy statement has been bound with our Annual Report on Form 10-K, which contains financial and other information about our business during our last fiscal year (February 1, 2007 to January 31, 2008).
You may also find important information about the Company, with its principal executive offices at
727 Fifth Avenue, New York, New York 10022, on our website at http://investor.tiffany.com and you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 15, 2008.
The Proxy Statement and Annual Report to Stockholders
are available at http://bnymellon.mobular.net/bnymellon/tif

Matters to Be Voted On at the 2008 Annual Meeting
There are three matters scheduled to be voted on at this year’s Annual Meeting:
•	The election of the Board;

•	Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2008 financial statements; and

•	Approval of the Tiffany & Co. 2008 Directors Equity Compensation Plan.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How to Vote Your Shares
You can vote your shares at the Annual Meeting by proxy or in person.

TIFFANY & CO.

You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”
If you wish to vote by proxy, you must do one of the following:
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided, or

•	Call the telephone number listed on the proxy card (1-866-540-5760) and follow the pre-recorded instructions, or

•	Use the Internet to vote by pointing your browser to http://www.proxyvoting.com/tif ; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote.
If you do one of the above, you will have designated three officers of the Company to act as your proxies at the 2008 Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card, the telephone or the Internet with respect to each of the proposals presented in this Proxy Statement. If you sign and return your proxy card but do not give voting instructions, your proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below, for approval of Proposal No. 2, which is discussed below and for approval of Proposal No. 3, which is also discussed below. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.
Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the meeting.
While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.
A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. In addition, you will not be able to vote at the meeting unless you obtain a legal proxy from the record holder of your shares.
How to Revoke Your Proxy
If you decide to vote by proxy (including by mail, telephone or Internet), you can revoke — that is, change or cancel — your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:
•	You can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or access the Internet voting site.

•	You can notify the Secretary of the Company in writing that you wish to revoke your proxy, or

•	You can attend the Annual Meeting and vote in person.
The Number of Votes That You Have
Each share of the Company’s common stock has one vote. The number of shares, or votes, that you have at this year’s Annual Meeting is indicated on the enclosed proxy card.

TIFFANY & CO.

What a Quorum Is
A “quorum” is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our stockholder meetings, a majority of shares outstanding on the record date and entitled to vote at the Annual Meeting must be present.
The number of shares outstanding at the close of business on March 20, 2008, the record date, was 126,087,745. Therefore, 63,043,873 shares must be present at our 2008 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share “present” if:
•	The stockholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The stockholder is represented by proxy at the Annual Meeting.
If a stockholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:
•	The stockholder withholds his or her vote or marks “abstain” for one or more proposals; or

•	There is a “broker non-vote” on one or more proposals.
What a “Broker Non-Vote” Is
Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker votes or withholds its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon.
If your broker withholds its vote, that is called a “broker non-vote.” As stated above, broker non-votes are counted as present for a quorum.
What Vote Is Required To Approve Each Proposal
Each nominee for director shall be elected by a majority of the votes cast “for” or “against” her or him at the Annual Meeting. That means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. To vote “for” or “against” any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Fiscal 2008 will be decided by the affirmative vote of the majority of shares present at the meeting. That means that the proposal will pass if more than half of those shares present at the meeting vote “for” the proposal. Therefore, if you “abstain” from voting — in other words, you indicate

TIFFANY & CO.

“abstain” on the proxy card, by telephone or by Internet — it will have the same effect as an “against” vote. Broker non-votes on this proposal will be treated the same as abstentions: both will have the same effect as an “against” vote.
The proposal to approve the Tiffany & Co. 2008 Directors Equity Compensation Plan will be decided as follows. First a majority of shares outstanding on March 20, 2008, must actually vote on the proposal. For this purpose, abstentions will count as votes cast but broker non-votes will not. Second, a majority of those shares actually voting on the proposal must vote in favor of it. For this purpose, abstentions will have the same legal effect as a vote “against” the proposal and broker non-votes will be disregarded. That means that holders of 63,043,873 shares of common stock must actually vote “for” or “against” the proposal (or submit their proxies but “abstain” from voting on the proposal) and at least a majority of those voting must vote “for” the proposal.
Proxy Voting on Proposals in the Absence of Instructions
If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:
•	FOR the election of all nine nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine our Fiscal 2008 financial statements; and

•	FOR the approval of the Tiffany & Co. 2008 Directors Equity Compensation Plan.
Shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan will not be voted by the Plan’s trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.
How Proxies Are Solicited
We have hired the firm of Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board. Georgeson Inc. has agreed to perform this service for a fee of not more than $7,000, plus out-of-pocket expenses.
Employees of Tiffany and Company, a subsidiary of the Company, may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.
This particular solicitation is being made by mail, but proxies may also be solicited in person, by facsimile, by telephone or by electronic mail (e-mail).
In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners..

TIFFANY & CO.

OWNERSHIP OF THE COMPANY
Stockholders Who Own At Least Five Percent of the Company
The following table shows all persons who were known to us to be “beneficial owners” of at least five percent of Company stock as of March 20, 2008. Footnote a) below provides a brief explanation of what is meant by the term “beneficial ownership.” This table is based upon reports filed with the Securities and Exchange Commission, commonly referred to as the SEC. Copies of these reports are publicly available from the SEC.

Name and Address	Amount and Nature		Percent
of Beneficial Owner	of Beneficial Ownership (a)		of Class

Trian Fund Management, L.P.	10,718,600	(b) (c)	8.50%
280 Park Avenue, 41st Floor
New York, NY 10017

OppenheimerFunds, Inc.	9,325,175	(d)	7.40%
Two World Financial Center
225 Liberty Street
New York, NY 10281

Janus Capital Management LLC	8,267,264	(e)	6.56%
151 Detroit Street
Denver, CO 80206

a)	“Beneficial ownership” is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” such as where, for example, the person has or shares the power to vote the stock, sell it or acquire it within 60 days. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b)	The “Filing Persons” discussed below reported such beneficial ownership to the SEC on their Schedule 13D as of January 15, 2008 and that they shared voting power and shared dispositive power with respect to such shares. According to said Schedule 13D, the Filing Persons are Trian Partners GP, L.P., Trian Partners General Partner, LLC, Trian Partners, L.P., Trian Partners Master Fund, L.P., a Cayman Islands limited partnership, Trian Partners Parallel Fund I., L.P., Trian Partners Parallel Fund I General Partner LLC, Trian Partners Parallel Fund II L.P., Trian Partners Parallel Fund II GP, L.P., Trian Partners Parallel Fund II General Partner, LLC, Trian Fund Management, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and Edward P. Garden.

c)	Peter W. May, referred to in Note (b) above, is a nominee of the Board for election as a director. See Item 1 — Election of Directors below.

d)	OppenheimerFunds, Inc., reported such beneficial ownership to the SEC on its Schedule 13G as of February 5, 2008 and that it has shared voting power and shared dispositive power over all such shares.

e)	Janus Capital Management LLC (“Janus Capital”) reported such beneficial ownership to the SEC on its Schedule 13G as of December 31, 2007 and that it had sole voting power over 3,467,380 shares, shared voting power over 4,799,884 shares, sole dispositive power over 3,467,380 shares and shared dispositive power over 4,799,884 shares. The form was also signed by Enhanced Investment Technologies LLC (“Intech”). Janus disclosed indirect ownership stakes in Intech and in Perkins,

TIFFANY & CO.

Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Janus disclosed that, by virtue of the ownership structure disclosed, holdings in the Company’s stock by Janus, Intech and Perkins Wolf had been aggregated for purposes of its Schedule 13G and that all three of the firms whose holdings were so aggregated are registered investment advisors furnishing investment advice to various investment companies and other clients referred to in the Form as the “Managed Portfolios.” The Form notes that by virtue of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be beneficial owner of 3,467,380 shares of the Company’s stock. The filing also notes that by virtue of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be beneficial owner of 4,799,884 shares of the Company’s stock. Both Intech and Janus Capital state that they have no right to receive dividends from stock held in the Managed Portfolios and disclaim ownership associated with such rights.

TIFFANY & CO.

Ownership by Directors, Director Nominees and Executive Officers
The following table shows the number of shares of the Company’s common stock beneficially owned as of March 20, 2008 by those persons who are director nominees or who were, as of the end of the last fiscal year (January 31, 2008), directors, the principal executive officer (the “CEO”), the principal financial officer (the “CFO”) and the three next most highly compensated executive officers of the Company:

	Amount and Nature of
Name	Beneficial Ownership		Percent Of Class[a]

Directors

Rose Marie Bravo	96,216	[b]	*
William R. Chaney	780,500	[c]	*
Gary E. Costley	6,000	[d]	*
Lawrence K. Fish	0		*
Abby F. Kohnstamm	57,000	[e]	*
Michael J. Kowalski (CEO)	1,677,000	[f]	1.3
Charles K. Marquis	255,812	[g]	*
J. Thomas Presby	31,900	[h]	*
James E. Quinn (executive officer)	678,262	[i]	*
William A. Shutzer	319,062	[j]	*
Peter W. May	10,718,600	[k]	8.5

Executive Officers

Beth O. Canavan	290,354	[l]	*
James N. Fernandez (CFO)	546,636	[m]	*
Jon M. King	116,931	[n]	*

All executive officers and directors as a group (20 persons):	16,584,564	[o]	13.2

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 92,216 shares issuable upon the exercise of “Vested Stock Options,” which are stock options that either are exercisable as of March 20, 2008 or will become exercisable within 60 days of that date.

c)	Includes 192,500 shares issuable upon the exercise of Vested Stock Options, and 75,000 shares held by Mr. Chaney’s wife. Also includes 13,000 shares held by The Chaney Family Foundation of which Mr. Chaney is President. Mr. Chaney disclaims beneficial ownership of Company stock held by The Chaney Family Foundation.

d)	Includes 5,000 shares issuable upon the exercise of Vested Stock Options.

e)	Includes 55,000 shares issuable upon the exercise of Vested Stock Options.

f)	Includes 1,463,000 shares issuable upon the exercise of Vested Stock Options.

g)	Includes 133,924 shares issuable upon the exercise of Vested Stock Options.

h)	Includes 30,000 shares issuable upon the exercise of Vested Stock Options.

i)	Includes 632,125 shares issuable upon the exercise of Vested Stock Options; 137 shares credited to Mr. Quinn’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan;

TIFFANY & CO.

31,000 shares held by Mr. Quinn’s wife; 4,000 shares owned by Mr. Quinn’s minor child under the UGMA, and 4,000 shares held by Mr. Quinn’s son.
j)	Includes 85,000 shares issuable upon the exercise of Vested Stock Options and 5,100 shares held by or for Mr. Shutzer’s minor child and 114,000 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner. Mr. Shutzer disclaims beneficial ownership of Company stock held by KJC Ltd.

k)	See Stockholders Who Own At Least Five Percent of the Company above and reference Trian Fund Management, L.P. and Peter W. May in Note b) thereto.

l)	Includes 281,500 shares issuable upon the exercise of Vested Stock Options and 554 shares credited to Mrs. Canavan’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

m)	Includes 509,500 shares issuable upon the exercise of Vested Stock Options and 136 shares credited to Mr. Fernandez’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

n)	Includes 116,500 shares issuable upon the exercise of Vested Stock Options and 431 shares credited to Mr. King’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

o)	Includes 4,577,395 shares issuable upon the exercise of Vested Stock Options and 2,674 shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan.
See “COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS, Compensation Discussion and Analysis, Equity Ownership by Executive Officers and Directors” on page PS-27 below for a discussion of the Company’s share ownership policy.
Compliance of Directors, Executive Officers and Greater-Than-Ten-Percent Stockholders with Section 16(a) Beneficial Ownership Reporting Requirements
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to our last fiscal year (February 1, 2007 to January 31, 2008), all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied other than as follows: Mr. Marquis exercised stock options on November 14, 2007 and retained all 12,304 shares subject to such exercise. The transaction was reported on a Statement of Changes in Beneficial Ownership of Securities filed with the Securities and Exchange Commission on January 22, 2008

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and, through its predecessor firms, has served in that capacity since 1984.
The Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal controls for the fiscal year ending January 31, 2009. This Audit Committee is directly responsible for appointing the independent auditors. In making this selection, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.
The Audit Committee has adopted a policy requiring advance approval of PwC’s fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.
Fees and Services of PricewaterhouseCoopers LLP
The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting for the years ended January 31, 2008 and 2007, and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2008	January 31, 2007

Audit Fees	$2,320,500	$2,172,750
Audit-related Fees[a]	79,250	73,750

Audit and Audit-related Fees	2,399,750	2,246,500
Tax Fees[b]	1,477,100	713,900
All Other Fees[c]	16,300	15,100

Total Fees	$3,893,150	$2,975,500

a)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and other advisory services for the years ended January 31, 2008 and January 31, 2007.

b)	Tax fees consist of fees for tax consultation and tax compliance services. These fees included tax filing and compliance fees of $1,090,200 for the year ended January 31, 2008 and $265,600 for the year ended January 31, 2007.

c)	All other fees consist of costs for software used by the Finance Division and other advisory services for the years ended January 31, 2008 and January 31, 2007.

TIFFANY & CO.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board, In General
The Company is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany and Company will be referred to as simply “Tiffany.”
The Board is currently comprised of nine members. The Board can also fill vacancies and newly created directorships, as well as amend the By-laws to provide for a greater or lesser number of directors.
Directors are required by our By-laws to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. In the past, the Board has waived the age limit for William R. Chaney because of his service as the Company’s chief executive officer from 1984 to 1999 and the valuable perspective that such service brought to Board deliberations. Mr. Chaney is not standing for re-election as a director at the 2008 Annual Meeting.
Under the Company’s Corporate Governance Principles, directors may not serve on a total of more than six public company boards. Service on the Board is included in that total.
The Role of the Board in Corporate Governance
The Board plays several important roles in the governance of the Company, as set out in the Company’s Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company’s website http://investor.tiffany.com/governance.cfm and as Appendix I to this Proxy Statement. The responsibilities of the Board include:
•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the operating plan;

•	Review and approval of the Company’s strategic plan prepared by management;

•	Consideration of topics of relevance to the Company’s ability to carry out its strategic plan;

•	Review and approval of a delegation of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of the Company’s investor relations program;

•	Review of the Company’s schedule of insurance coverage; and

•	Review and approval of significant actions by the Company.
Executive Sessions of Non-management Directors/Presiding Non-management Director
Non-management directors meet regularly in executive session without management participation. This encourages open discussion. At those meetings, Charles K. Marquis, Chairman of the Nominating/Corporate Governance Committee, presides. In addition, at least once per year the independent directors meet separately in executive session.
Communication with Non-management Directors
Stockholders may send written communications to the entire Board or to any of the non-management directors by addressing their concerns to Mr. Marquis, Chairman of the Nominating/Corporate Governance Committee (presiding director), at the following address: Corporate Secretary (Legal

TIFFANY & CO.

Department), Tiffany & Co., 600 Madison Avenue, Eighth floor, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.
Director Attendance at Annual Meeting
The Board schedules a regular meeting on the date of the Annual Meeting of Stockholders to facilitate attendance at the Annual Meeting by the directors. All nine directors attended the Annual Meeting held in May 2007.
Independent Directors Constitute a Majority of the Board
The Board has affirmatively determined that each of the following directors (each of whom is also a nominee for re-election) is “independent” under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Gary E. Costley, Abby F. Kohnstamm, Charles K. Marquis, and J. Thomas Presby.
The Board has also affirmatively determined that each of the following nominees (neither of whom has previously served as a director of the Company) is “independent” under the same listing standards: Lawrence K. Fish and Peter W. May. If elected (see Item 1 — Election of Directors below) each will be an independent director.
The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.
In addition, the Board has affirmatively determined that J. Thomas Presby, Gary E. Costley, Abby F. Kohnstamm, and Charles K. Marquis meet the additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules.
In determining that Ms. Kohnstamm is independent, the Board considered that IBM Corporation, of which she was an officer until January 2006, and to which she now provides consulting services, sells data-processing and communication hardware, software and services to Tiffany and Tiffany sells business gifts to IBM. However, these sales constitute far less than one percent of the consolidated sales of each seller (IBM and Tiffany, respectively). The Board considered all relevant facts and circumstances including the amount of such sales in the context of the size of the businesses of the Company and IBM Corporation, the fact that Ms. Kohnstamm was not responsible at IBM Corporation for such sales in the course of her duties, and that such sales were long-standing business practices prior to the time Ms. Kohnstamm was recruited to the Board.
In determining that Mr. May is independent, the Board considered the Commentary set forth in the New York Stock Exchange’s Listed Company Manual, section 303A.02, which states “... as the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.” See “OWNERSHIP OF THE COMPANY, Stockholders Who Own At Least Five Percent of the Company” above.
In determining that Mr. Fish is independent, the Board considered banking relationships that exist between ABN/AMRO and the Company. Both ABN/AMRO and Citizens Financial Group are subsidiaries of the Royal Bank of Scotland Group. Mr. Fish is an employee of Citizens Financial Group and a director of Royal Bank of Scotland Group. A portion of the operations of ABN/AMRO was recently acquired by

TIFFANY & CO.

Royal Bank of Scotland Group. The Company does banking business with ABN/AMRO but understands that the operations with which the Company does business have not been acquired by the Royal Bank of Scotland Group.
To our knowledge, none of the other independent directors or first-time nominees for director has any direct or indirect relationship with the Company, other than as a director, and none of the independent directors or first-time nominees serves as an executive officer of any charitable organization to which the Company or any of its affiliates have made any significant contributions within the preceding three years other than as follows: Mr. May serves as Chairman of The Mount Sinai Medical Center Board of Trustees; in fiscal 2007, 2006 and 2005 respectively the Company donated approximately $11,000, $58,000 and $50,000 in cash and/or goods to this institution. Mr. May was not involved in soliciting these donations.
Meetings and Attendance during Fiscal 2007
The following chart shows the total number of meetings (including telephonic meetings) held by the Board and each of its committees during Fiscal 2007. All current directors attended at least 90% of the aggregate number of meetings of the Board and those committees on which they served during their period of service (Dr. Costley joined the Board in May 2007 and hence did not serve for the full year).

					Nominating/	Percent of
				Stock	Corporate	Meetings
	Board	Audit	Compensation	Option	Governance	Attended (a)

Meetings Held	10	10	6	6	6

Meetings Attended:
Rose Marie Bravo	9	n/a	6	6	6	96%
William R. Chaney	10	n/a	n/a	n/a	n/a	100%
Gary E. Costley	6	8	5	5	5	100%
Abby F. Kohnstamm	10	7	6	6	6	97%
Charles K. Marquis	10	10	6	6	6	100%
J. Thomas Presby	10	10	n/a	n/a	6	100%
William A. Shutzer	10	n/a	n/a	n/a	n/a	100%
Michael J. Kowalski	10	n/a	n/a	n/a	n/a	100%
James E. Quinn	9	n/a	n/a	n/a	n/a	90%

(a)	The percentage indicated reflects that percentage of meetings attended during the period that the director was serving as a director or on the committee indicated. Thus, Ms. Kohnstamm, who was not appointed to the Audit Committee until May 2007 has not been charged with absences from Audit Committee meetings that occurred before such appointment and Dr. Costley, who was not elected to the Board until May 2007, has not been charged with absences from the Board or committee meetings prior to his election.

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Committees of the Board

Committees Composed Entirely of Independent Directors

Audit	Nominating/Corporate Governance
J. Thomas Presby, Chair	Charles K. Marquis, Chair
Gary E. Costley	Rose Marie Bravo
Abby F. Kohnstamm	Gary E. Costley
Charles K. Marquis	Abby F. Kohnstamm
J. Thomas Presby

Compensation	Stock Option Subcommittee
Gary E. Costley, Chair	Gary E. Costley, Chair
Rose Marie Bravo	Rose Marie Bravo
Abby F. Kohnstamm	Abby F. Kohnstamm
Charles K. Marquis	Charles K. Marquis

Nominating/Corporate Governance Committee
The primary function of the Nominating/Corporate Governance Committee is to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:
•	Policies on the composition of the Board,

•	Criteria for the selection of nominees for election to the Board,

•	Nominees to fill vacancies on the Board, and

•	Nominees for election to the Board.
If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Mr. Patrick B. Dorsey, Corporate Secretary (Legal Department), Tiffany & Co., 600 Madison Avenue, New York, New York 10022. Candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates director candidates suggested by others. See our Corporate Governance Principles which are available on our website http://investor.tiffany.com/governance.cfm and as Appendix I to this Proxy Statement.
Dividend Committee
The Dividend Committee declares regular quarterly dividends in accordance with the dividend policy established by the full Board. The Dividend Committee acts by unanimous written consent and did not meet in Fiscal 2007. Members of the Dividend Committee are: William R. Chaney, Chair; Michael J. Kowalski and James E. Quinn.
Compensation Committee
The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company’s

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website, http://investor.tiffany.com/governance.cfm. Under its charter, the Compensation Committee’s responsibilities include:
•	Approval of remuneration arrangements for executive officers, and

•	Approval of compensation plans in which officers and employees of Tiffany are eligible to participate.
For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Committee Process” beginning on page PS-29 of the “Compensation Discussion and Analysis” below. The Compensation Committee’s report appears on page PS-31.
Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.
Stock Option Subcommittee
The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2005 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.
Compensation Committee Interlocks and Insider Participation
No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2007 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.
Audit Committee
The Company’s Audit Committee is an “audit committee” established in accordance with Section 3(a) (58)(A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company’s website, http://investor.tiffany.com/governance.cfm. Under its charter, the Audit Committee’s responsibilities include:
•	Retaining and terminating the Company’s independent registered public accounting firm, reviewing the quality-control procedures and independence of such firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	Reviewing the adequacy of our system of internal financial controls over financial reporting;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Conducting a post-audit review of our financial statements and audit findings in advance of filing, and reviewing in advance proposed changes in our accounting principles.

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The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Presby meets the SEC criteria of an “audit committee financial expert.” Mr. Presby is a member of the National Association of Corporate Directors and chairs the audit committees of five public companies in addition to that of the Company. In view of Mr. Presby’s full-time commitment to work as an independent director, the Board has determined that his simultaneous service on six audit committees will not impair his ability to effectively serve on the Company’s Audit Committee. The report of the Audit Committee is on page PS-18.
Self-Evaluation
The independent directors who serve on the Board conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.
Resignation on Job Change or New Directorship
Under the Company’s Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company. The Committee may either accept or reject such resignation, but must act within 10 days after considering, in light of the circumstances, the continued appropriateness of the continued service of the director.
Business Conduct Policy and Code of Ethics
Since the 1980s, the Company has had a policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the acceptance or giving of gifts from or to those seeking to do business with the Company, processing one’s own transactions, political contributions and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.
The Company has a toll-free “hotline” to receive complaints from employees, vendors, stockholders and other interested parties concerning violations of the Company’s policies or questionable accounting, internal controls or auditing matters. The toll-free phone number is 877-806-7464. The hotline is operated by a third party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.
We also have a Code of Business and Ethical Conduct for the directors, the Chief Executive Officer, the Chief Financial Officer and all other officers of the Company. The Code advocates, and requires those persons to adhere to, principles and responsibilities governing professional and ethical conduct. This Code supplements our business conduct policy. Waivers may only be made by the Board. A summary of our business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on our website, http://investor.tiffany.com/governance.cfm. We have also filed a copy of the Code with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2008. The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company’s Code of Business and Ethical Conduct on our website. Accordingly, we will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. We will file

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such a report only if the waiver applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely, and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.
The Nominating/Corporate Governance Committee, Audit Committee and Compensation Committee charters as well as the Code of Ethics and the Corporate Governance Principles are available in print to any stockholder who requests them.
Limitation on Adoption of Poison Pill Plans
On January 19, 2006, the Board terminated the Company’s stockholder rights plan (typically referred to as a “poison pill”) and adopted the following policy:
“This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date.”
TRANSACTIONS WITH RELATED PERSONS
William A. Shutzer is a Senior Managing Director of Evercore Partners, a public company (“Evercore”). An affiliated company of Evercore was engaged by the Company in early Fiscal 2007 to provide financial advisory services in connection with two potential transactions. Mr. Shutzer provided services to the Company in the course of those engagements. One of the potential transactions referred to above did not occur; the other involved the completed sale of the Company’s Little Switzerland subsidiary. For its work on both engagements, Evercore was paid a total of $1,135,887, inclusive of expenses. Mr. Shutzer did not receive a percentage of the fees paid to Evercore, but did benefit indirectly as a participant in Evercore’s employee bonus pool and as a shareholder of Evercore. The amount of such participation cannot be estimated.
The Board has adopted policies and procedures for the review, approval or ratification of transactions with the Company (or any subsidiary) in which any director or executive officer, any nominee for election as a director, any immediate family member of such an officer, director or nominee or any five-percent holder of the Company’s securities has a direct or indirect material interest. Such transactions are referred to the Nominating/Corporate Governance Committee for review. In determining whether to approve or ratify any transaction, the Committee applies the following standard after considering the facts and circumstances of the transaction: whether, in the business judgment of the Committee members, the interests of the Company appear likely to be served by such approval or ratification.
The transaction with Evercore described above was approved in advance by the Nominating/Corporate Governance Committee under the policy and procedures described above.

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
Included in the Company’s Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2008 and 2007, and the related consolidated statements of earnings, stockholders’ equity and comprehensive earnings, and cash flows for each of the three years in the period ended January 31, 2008. These statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent accountants, PricewaterhouseCoopers LLP (“PwC”). The Audited Financial Statements are also included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent accountants their evaluations of the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated With An Audit of Financial Statements”.
The Audit Committee received from PwC the written disclosure and letter required by Independence Standards Board Standard No. 1 , ( “Independence Discussion with Audit Committees”), and has discussed the independence of PwC with that firm. The Audit committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed above under “RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — Fees and Services of PricewaterhouseCoopers LLP” is compatible with maintaining PwC’s independence and has concluded that providing such services is compatible with that firm’s independence from the Company and its management.
The Audit Committee is aware that the provision of non-audit services by an independent accountant may, in some circumstances, create the perception that independence has been compromised. Accordingly, the Audit Committee has instructed management and management has agreed to develop professional relationships with firms other than PwC so that, when needed, other qualified resources will be available and will be used as appropriate.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008.
Signed:
J. Thomas Presby, Chair
Gary E. Costley
Abby F. Kohnstamm
Charles K. Marquis
Members of the Audit Committee

TIFFANY & CO.

EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

			Year Joined
Name	Age	Position	Tiffany

Michael J. Kowalski	56	Chairman of the Board and Chief Executive Officer	1983

James E. Quinn	56	President	1986

Beth O. Canavan	53	Executive Vice President	1987

James N. Fernandez	52	Executive Vice President and Chief Financial Officer	1983

Jon M. King	51	Executive Vice President	1990

Victoria Berger-Gross	52	Senior Vice President - Human Resources	2001

Pamela H. Cloud	38	Senior Vice President - Merchandising	1994

Patrick B. Dorsey	57	Senior Vice President - General Counsel and Secretary	1985

Patrick F. McGuiness	42	Senior Vice President - Finance	1990

Caroline D. Naggiar	50	Senior Vice President - Chief Marketing Officer	1997

John S. Petterson	49	Senior Vice President - Operations	1988

Michael J. Kowalski. Mr. Kowalski assumed the role of Chairman of the Board in January 2003, following the retirement of William R. Chaney. He has served as the Registrant’s Chief Executive Officer since February 1999 and on the Registrant’s Board of Directors since January 1995. After joining Tiffany in 1983 as Director of Financial Planning, Mr. Kowalski held a variety of merchandising management positions and served as Executive Vice President from 1992 to 1996 with overall responsibility in the areas of merchandising, marketing, advertising, public relations and product design. He was elected President in 1997. Mr. Kowalski is a member of the Board of Directors of the Bank of New York Mellon. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s credit agreement and as the trustee and investment manager for Tiffany’s Employee Pension Plan; and Mellon Investor Services LLC serves as the Company’s transfer agent and registrar.
James E. Quinn. Mr. Quinn was appointed President effective January 31, 2003. He had served as Vice Chairman since 1998. After joining Tiffany in July 1986 as Vice President of branch sales for the Company’s business-to-business sales operations, Mr. Quinn had various responsibilities for sales management and operations. He was promoted to Executive Vice President on March 19, 1992. In January 1995, he became a member of Registrant’s Board of Directors but he will not stand for re-election to that position at the 2008 Annual Meeting. He has responsibility for Tiffany & Co. sales outside the U.S. and Canada. Mr. Quinn is a member of the board of directors of BNY Hamilton Funds, Inc. and Mutual of America Capital Management, Inc. BNY Hamilton Funds, Inc. is affiliated with The Bank of New York Mellon. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s credit agreement and as a trustee of Tiffany’s Employee Pension Plan.
Beth O. Canavan. Mrs. Canavan joined Tiffany in May 1987 as Director of New Store Development. She later held the positions of Vice President, Retail Sales Development, Vice President and General Manager of the New York flagship store, and Eastern Regional Vice President. In 1997, she assumed the position of Senior Vice President for U.S. Retail. In January 2000, she was promoted to Executive Vice President responsible for retail sales activities in the U.S. and Canada and retail store expansion. In May 2001, Mrs. Canavan assumed additional responsibility for direct sales and business-to-business sales activities in the U.S. and Canada.

TIFFANY & CO.

James N. Fernandez. Mr. Fernandez joined Tiffany in October 1983 and has held various positions in financial planning and management prior to his appointment as Senior Vice President—Chief Financial Officer in April 1989. In January 1998, he was promoted to Executive Vice President—Chief Financial Officer. He has responsibility for accounting, treasury, investor relations, information technology, financial planning, financial services, business development, diamond operations, real estate operations and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez serves on the Board of Directors of The Dun & Bradstreet Corporation and is a member of the Audit Committee and Board Affairs Committee.
Jon M. King. Mr. King joined Tiffany in 1990 as a jewelry buyer and has held various positions in the Merchandising Division, assuming responsibility for product development in 2002 as Group Vice President. In 2003, he was promoted to Senior Vice President—Merchandising. In June 2006, he was promoted to Executive Vice President and, in addition to his Merchandising leadership role, assigned responsibility for Marketing and Public Relations.
Victoria Berger-Gross. Dr. Berger-Gross joined Tiffany in February 2001 as Senior Vice President—Human Resources.
Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an Assistant Buyer and has since advanced through positions of increasing management responsibility within the Merchandising Division. In January 2007, she was promoted to Senior Vice President—Merchandising, responsible for all aspects of product planning and inventory management.
Patrick B. Dorsey. Mr. Dorsey joined Tiffany in July 1985 as General Counsel and Secretary.
Patrick F. McGuiness. Mr. McGuiness joined Tiffany in 1990 as an Analyst in Accounting & Reporting and has held a variety of management positions within the Finance Division, most recently as Group Vice President—Finance, and in Merchandising from 2000 to 2002 as Vice President—Merchandising Process Improvement. In January 2007, he was promoted to Senior Vice President—Finance, responsible for Tiffany’s worldwide financial functions.
Caroline D. Naggiar. Ms. Naggiar joined Tiffany in June 1997 as Vice President—Marketing Communications. She assumed her current responsibilities as head of advertising and marketing in February 1998 and in 2007 she was assigned additional responsibility for the Public Relations department and named Chief Marketing Officer.
John S. Petterson. Mr. Petterson joined Tiffany in 1988 as a management associate. He was promoted to Senior Vice President—Corporate Sales in May 1995. In May 2001, Mr. Petterson assumed the role of Senior Vice President—Operations, with responsibility for worldwide distribution, customer service and security activities. His responsibilities were expanded in February 2003 to include manufacturing operations.

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COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-21

Report of the Compensation Committee	Page PS-31

Summary Compensation Table – Fiscal 2006 and 2007	Page PS-32

Grants of Plan-Based Awards Table – Fiscal 2007	Page PS-35

Equity Compensation Plan Information	Page PS-36

Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-37

Outstanding Equity Awards at Fiscal Year-end Table	Page PS-41

Option Exercises and Stock Vested Table – Fiscal 2007	Page PS-44

Pension Benefits Table	Page PS-45

Nonqualified Deferred Compensation Table	Page PS-49

Potential Payments on Termination or Change in control	Page PS-51

Director Compensation Table – Fiscal 2007	Page PS-54
COMPENSATION DISCUSSION AND ANALYSIS
Short- and Long-term Planning for Sustainable Earnings Growth
The executive officers are expected to develop, for approval by the Board, a four-year strategic financial plan that offers an appropriate level of sustainable earnings growth. The executive officers also are responsible for executing the strategic plan by developing, for approval by the Board, and executing annual profit plans that incorporate challenging goals for each fiscal year. Both strategic plans and profit plans incorporate plans for sales growth, merchandising, gross margins, marketing expenditures, staffing, other expenses, capital spending and all other components of the Company’s financial statements.
In the short-term, management must continue to build and open new stores, develop and manufacture new products, improve profit margins, control expenses and manage the Company’s balance sheet in an efficient and productive manner. However, the Company can achieve sustainable growth only if the TIFFANY & CO. brand and image continues to be associated, in the minds of consumers, with product exclusivity and quality, and the highest level of customer service and store design. Maintenance of that continuity is “brand stewardship.”
The Compensation Committee (the “Committee”) recognizes that tradeoffs between short-term objectives and brand stewardship are often difficult. For example, variations in product mix can positively affect gross margins while negatively affecting brand image, and increased staffing can positively affect customer service while negatively affecting earnings. Each year, the executive officers revise the Company’s strategic plan by looking out over a four-year horizon and weighing the effects of their strategic plan on brand value. At the same time, a profit plan for the coming fiscal year is developed. It is through this planning process that expectations for quarterly and annual earnings growth are brought into balance with concerns for brand stewardship and sustainable earnings growth.
The Company’s success in achieving its financial goals — both short- and long-term — will be influenced by the performance of management in developing and executing the strategic plan and each fiscal year’s profit plan and by highly variable external factors.

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Objectives of the Executive Compensation Program
The Committee is keenly aware of the necessary dynamic between short-term and strategic planning and has structured the Company’s executive compensation program accordingly. These are the objectives of the compensation program:
•	to attract, motivate and retain the management talent necessary to develop and execute both short-term and strategic plans;

•	to reward achievement of both short-term and long-term financial goals; and

•	to link management’s interests with those of the stockholders.
Base Salary
The Company pays competitive salaries to attract and retain its executives, but does not use salary increases as the primary means of recognizing their talent and performance. While the Committee believes that an annual salary is a necessary component of any competitive compensation program, salaries are paid to the Company’s executives as one component of the total program, which includes the short- and long-term incentives, retirement, life and long-term disability insurance benefits discussed below.
Short-term Incentives
The Committee uses short-term incentives to motivate executive officers to achieve the annual profit plan.
The Committee provides annual incentive awards to the chief executive officer, the president, the chief financial officer and the two other executive vice presidents. Annual incentive awards are primarily formula-driven, with payments based on the degree of achievement of the annual profit plan and other considerations, such as certain events, unanticipated at the time that incentive award targets were set, that affect earnings or special contributions to other business outcomes consistent with the strategic plan, which the Committee may take into account at its discretion. (For a description of the Incentive Awards, including the incentive award targets and the conditions under which the Committee may exercise discretion, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Non-Equity Incentive Plan Awards.)
The Committee awards annual bonuses to the executive officers other than the five executive officers named above. Although the Committee retains discretion with respect to bonuses, in practice it aligns them with the annual incentive awards.
Strategic Incentives
The Committee uses long-term incentives to promote the retention of executive officers and motivate them to achieve sustainable earnings growth.
The Committee considers equity-based awards to be appropriate because, over the long term, the Company’s stock price should be a good indicator of management’s success in achieving sustainable earnings growth.
The Committee awards both performance-based restricted stock units and stock options because each form of award complements the other in helping the Company retain and motivate its executive officers.

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In its decision to use both forms of award, the Committee took into account the difficulty of setting appropriate strategic performance goals. This difficulty arises due to the significant degree of influence that non-controllable and highly variable external factors have upon the Company’s performance and the fact that the market does not always respond immediately to earnings growth. Performance-based restricted stock units have the advantage of rewarding executives for meeting earnings and return-on-assets goals — even if the achievement of those goals is not reflected in the share price. Stock options, on the other hand, do not reward executives in a declining market. However, they do provide gains commensurate with those of shareholders, whether or not the goals have been met.
In order to provide balance to the Company’s long-term incentives, the Committee has determined that the ratio of the estimated value of performance-based restricted stock units to the estimated value of stock options awards should be as nearly 50/50 as practicable. These values were determined for purposes of achieving this ratio as follows: for options, on the basis of the Black-Scholes model; for stock units, on the assumption that units would vest at target and using the per share market value immediately prior to the grant date.
Complete vesting of performance-based restricted stock units is dependent upon achievement of both a cumulative earnings per share (“EPS”) goal and an average return on assets (“ROA”) goal over the three-year performance period following the grant. (For a description of the performance-based restricted stock units, including the goals set, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Equity Incentive Plan Awards — Performance-Based Restricted Stock Units.)
•	Like most companies, the Company’s stock price over the long term is primarily driven by growth in EPS. EPS performance is the primary determiner of vesting and no shares will vest unless a threshold level of EPS performance is achieved.

•	For the three-year performance period ending January 31, 2011, the cumulative EPS goals are as follows: for threshold, $8.54; for target, $9.87; and for maximum, $10.62.

•	The Company’s ROA is also likely to significantly affect its stock price over the long term. This is due, in part, to the significance of inventory and store fitting-out expenses in its business. Thus the Committee uses ROA as a supplemental indicator of management’s success in achieving sustainable earnings growth.

•	The ROA goals are set by the Committee in conformance to, and as part of the process of approving, the Company’s strategic plan.

•	For the three-year performance period ending January 31, 2011, the average ROA goal is 11.5%.
The Committee grants stock options in order to clarify the link between the interests of the executive officers and those of the Company’s stockholders in long-term growth in share value and to support the brand stewardship over the long term. (For a description of the options see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Options.)
Retirement Benefits
Retirement benefits are offered to executive officers because the Committee seeks to retain them over the course of their career, especially in their later years when they have gained experience and become more valuable to the Company and to its competitors. (For a description of the retirement benefits see PENSION BENEFITS — Features of the Retirement Plans.) All retirement benefits are independent of corporate performance factors.

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Executives participate in three retirement plans: they participate in the same tax-qualified pension plan available to all full-time U.S. employees hired before January 1, 2006 and also receive incremental benefits under the Excess Plan and the Supplemental Plan.
The Excess Plan credits salary and bonus in excess of amounts that the Internal Revenue Service (IRS) allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the tax-qualified pension plan to maintain for executives the relationship established for lower compensated employees between annual cash compensation and pension benefits.
The Supplemental Plan serves as a stay-incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit as an executive’s years-of-service pass specified milestones.
Life Insurance Benefits
IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual salaries largely unavailable to the Company’s executive officers. In years past, the Company maintained the relationship established for lower-compensated employees between annual salaries and life insurance benefits through “split dollar” life insurance arrangements with executive officers. Split dollar arrangements were an income tax-favored means of providing death benefits in excess of the IRS limitations, but such arrangements became untenable as the result of IRS rule changes and the Sarbanes-Oxley Act.
After considering alternatives to the split dollar arrangements, the Committee arranged for the Company to pay life insurance premiums as taxable compensation to the executives and to pay additional amounts necessary in order to prevent the executive officers from being subjected to increased income taxes as a result of this change in the executive life insurance program. (For an explanation of the key features of the life benefits, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Life Insurance Benefits.) Between fiscal year 2006 and fiscal year 2007 the premiums on the whole life policies owned by the executive officers had to be increased significantly to achieve the cash accumulation goals of the program. In recent years, the insurer had established premiums on the basis of incorrect information with respect to the annual compensation of the executive officers. Because of these increases, the life insurance benefits are under examination by the Committee which may determine to reduce or discontinue these benefits.
Disability Insurance Benefits
Executive officers are provided with special disability benefits because their salaries are inconsistent with the income replacement limits of the Company’s standard disability insurance policies. Thus, these special disability benefits maintain the relationship established for lower compensated employees between annual cash compensation and disability benefits.
Competitive Compensation Analysis
Each year, in setting or maintaining base salaries and making incentive awards, the Committee refers to competitive compensation (market) data because the Committee believes that such data are useful to determine if the Company’s compensation falls between the 25th and 75th percentile of market data. However, the Committee does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee has not set a “bench-mark” to such data for any executive officer and does not rely exclusively on compensation surveys or

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publicly available compensation information. Rather, the Committee also considers: the comparability of compensation as between executive officers of comparable experience and responsibility; job comparability with market positions; the recommendations of the chief executive officer; and the Committee’s own business judgment as to an individual’s maturity, experience and tenure, capacity for growth, demonstrated success and desirability to the Company’s competitors.
To help it assess the competitiveness of the compensation offered to the Company’s executive officers, the Committee reviewed a comparability analysis prepared in November 2007 and updated in December 2007 by Towers Perrin, a nationally recognized compensation consulting firm.
The analysis included the following elements of compensation for each executive officer:
•	base salary;

•	target annual incentive or bonus as a percentage of salary;

•	target total cash compensation (salary plus target incentive/bonus award);

•	actual total cash compensation (salary plus actual incentive/bonus granted in the prior year);

•	expected value of long-term incentives as a percentage of salary;

•	target total direct compensation (target total cash compensation plus the expected value of long-term incentives granted in the prior year);

•	actual total direct compensation (actual total cash compensation plus the expected value of long-term incentives granted in the prior year); and

•	pay mix.
The Committee believes that a competitive market for the services of retail executives exists, even among firms that operate in a different line of business. To fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.
The analysis included data concerning compensation for senior positions provided by:
•	a survey of 16 public companies in the specialty retail industry with median revenues of $2.8 billion;

•	a survey of 14 public and private companies in the retail industry with median revenues of $3.2 billion;

•	a general survey of 47 companies in the retail/wholesale industry with median revenues of $5.6 billion; and

•	a survey of 273 companies in general industry with revenues from $1 to $6 billion.
For retail-specific positions, the analysis of competitive compensation was determined by reference only to surveys of the retail industry mentioned above.
For the chief executive officer and the chief financial officer, the going rate was developed by reference to surveys of the retail industry mentioned above (weighted 67%) and to the general industry survey mentioned above (weighted 33%).
After reviewing the competitive compensation analysis and other factors discussed above, the Committee determined, as of December 2007:
•	that the chief executive officer was being compensated:
¡	at the 50th percentile in terms of salary;

¡	below the 50th percentile in terms of target bonus annual incentive as a percentage of salary and target total cash compensation;

TIFFANY & CO.

¡	between the 50th and 75th percentile in terms of long-term incentives as a percent of salary and target total direct compensation;

¡	below the 50th percentile in terms of actual total cash compensation; and

¡	between the 50th and 75th percentiles in terms of actual total direct compensation;
•	that the named executive officers in retail-specific positions were being compensated:
¡	generally below the 75th percentile on all measures;

¡	in the case of one, was below the 50th percentile on all measures;

¡	in the case of one other, was below the 50th percentile on some measures; and

¡	in the case of one other, was compensated above the 75% percentile on some measures;
•	that the chief financial officer has significant operating responsibilities beyond those typically assigned to those with this title in the surveyed companies and, for that reason, the Committee elected to compare his compensation to positions with significant operating responsibilities and determined that he was compensated below the 50th percentile on all but one measure;

•	that a 5.2% increase in target total cash compensation was warranted for the chief executive officer for Fiscal 2008 — this was accomplished by increasing both salary and target annual incentive compensation; and

•	that a 12.6% increase in target total cash compensation was warranted , in aggregate, for the other named executive officers — this was accomplished by increasing both salary and target annual incentive compensation for Mrs. Canavan and for Messrs. Fernandez and King.
Relative Values of Key Compensation Components
The Committee believes that the portion of an executive officer’s compensation that is “at risk” (subject to adjustment for corporate performance factors) should vary proportionately to the amount of responsibility the executive officer bears for the Company’s success.
The Committee set targets and maximums for short-term incentives for each of the named executive officers as follows:

	Target Incentive as a Percent of	Maximum Incentive as a Percent
Executive	Base Salary	of Base Salary

Michael J. Kowalski	100%	200%
James E. Quinn	70%	140%
Beth O. Canavan	70%	140%
James N. Fernandez	70%	140%
Jon M. King	70%	140%

The Committee also determined that a minimum of 50% of the total compensation opportunity of the chief executive officer and 40% of the total compensation opportunity of the other executive officers should be comprised of long-term incentives. The Committee awarded long-term incentives with an estimated value for each of the named executive officers as follows:

Executive	Long-term Incentive Value as a Percent of Salary

Michael J. Kowalski	300%
James E. Quinn	162%
Beth O. Canavan	200%
James N. Fernandez	225%
Jon M. King	200%

The estimated value of the long-term incentives was split evenly between the estimated value of performance-based restricted stock units and the estimated value of stock options.

TIFFANY & CO.

Equity Ownership by Executive Officers and Directors
In July 2006, the Committee proposed and the board of directors adopted a share ownership policy for executive officers to better align management’s interests with those of stockholders over the long-term. This policy was amended in March 2007 to include directors who are not executive officers.
Under this policy, executive officers and non-executive directors are required to own shares of the Company’s common stock having a total market value equal to the following multiples of their base salaries (minimum annual retainer in the case of directors):

Market Value of Company Stock Holdings as a
Multiple of Base Salary (Minimum Annual Retainer
Position/Level	in the case of Non-Executive Directors)

Chief Executive Officer	Five Times
Non-Executive Directors	Five Times
President	Four Times
Executive Vice President	Three Times
Senior Vice President	Two Times

Under the share ownership policy, so long as 25% of the required market value consists of shares of the Company’s common stock owned by an executive officer or director, 50% of the positive current value of his or her vested (exercisable) stock options may also be counted towards compliance. For this purpose, the current value of a vested option is calculated as follows: current market value of the number of shares covered by the option less the total option exercise price.
Prior to satisfying this stock ownership requirement, an executive officer or director may not sell any shares except to:
•	satisfy required withholding for income taxes due upon exercise of stock options or vesting of performance-based restricted stock units;

•	pay the exercise price upon exercise of stock options; and

•	dispose of no more than 50% of the remaining shares issued upon exercise of stock options or vesting of performance-based restricted share units (after paying the exercise price and tax withholding).
Executive officers and directors have until July 2011 to satisfy the stock ownership requirement. At the end of fiscal year 2007, the chief executive officer and four of the other ten executive officers had fully satisfied their stock ownership requirements. Progress toward compliance will be reviewed by the Committee each July.
By a separate policy, the board of directors has directed executive officers not to engage in transactions of a speculative nature in Company securities, such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities. This policy does not affect the right to exercise or hold a stock option issued to the executive by the Company.
Dual-Trigger Retention Benefits
The Committee believes that it will be important that the team of executive officers remain in place, free of distractions that might arise out of concern for personal financial and job security during any times of possible or actual transition of corporate control. For that reason, the Company has entered into retention agreements with each of the executive officers that provide financial incentives for them to

TIFFANY & CO.

remain in place during any such times. (For a description of the retention agreements see POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL — Retention Agreements.)
The Committee believes that the retention agreements serve the best interests of the Company’s stockholders because such agreements:
•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a change of control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the retention agreements contain a definition of “change in control” that is reasonable and appropriate to keeping the management team in place during a time of transition. The Company has not had a single controlling stockholder for many years, and executive officers would be likely to consider acquisition of a controlling interest as described in the retention agreements to be a prelude to a significant change in corporate policies and an incentive to leave.
The Committee also believes that it is reasonable and appropriate for the retention agreements to include excise tax “gross-up provisions,” despite the high potential cost of gross-up payments, for the following reasons:
•	the excise tax imposes discriminatory results between executives with varying compensation and stock option exercise histories;

•	the gross-up provisions assure that the financial incentives provided by the retention agreements will have the desired effect upon each individual executive officer without such discriminatory results; and

•	given the size of the Company’s business and its assets, the cost of the retention payments, including the gross-up payments, is unlikely to impede an acquisition offer from an acquirer with the necessary wherewithal to accomplish it.
The retention agreements are “dual-trigger” arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) a loss of employment.
The Company is not party to any other agreement with any executive officer that provides for severance benefits on termination of employment; does not maintain any severance payment policy for executive officers; and has the right to terminate the employment of any executive for any reason or no reason.
Other Change in Control Provisions
The Company’s stock option and performance-based restricted stock unit award agreements provide for accelerated vesting of options and restricted stock units upon a change in control.
The Committee believes:
•	that each executive should control the disposition of his or her equity interest in the Company, and receive the full value of such interest, should a change of control situation ever arise; and

•	that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the stockholders, even in the

TIFFANY & CO.

face of management’s advocacy of a transaction that would provide change in control payments to the executive officers.
Termination for Cause and Violation of Non-Compete Covenants
Stock options granted under the 2005 Employee Incentive Plan may not be exercised after a termination for cause. Performance-based restricted stock units will not vest if termination for cause occurs before the conclusion of the three-year performance period.
All executive officers have signed non-competition covenants that have a two-year post-employment term. For those who are age 60 or older at termination of employment or who attain age 60 within six months of termination, the term ends six months after termination. For all executive officers, the term ends in six months after termination if a change in control (as defined in the retention agreements) has occurred prior to termination of employment or during the six-month period. For all executive officers, once the six-month minimum period has passed, a change of control will result in an early end to the term.
Violation of the non-compete covenants will result in:
•	loss of benefits under the Excess Plan and the Supplemental Plan;

•	loss of all rights under stock options and performance-based restricted stock units; and

•	mandatory repayment of all proceeds from stock options exercised or restricted stock units vested during a period beginning six months before termination and throughout the duration of the non-competition covenant.
Compensation Committee Process
The decision to retain Towers Perrin to assist the Committee was made by the Committee Chair. Management recommended Towers Perrin and has assisted in arranging meetings between Towers Perrin and the Committee. Management has also consulted with Towers Perrin on the selection of peer companies for comparison, but Towers Perrin has maintained its own judgment in that regard.
Because Towers Perrin also consults with management on compensation to be paid to non-executive employees, the Committee has retained and consulted with a separate independent compensation consultant, Independent Compensation Committee Advisor, LLC (“Independent Consultant”), to help the Committee understand all of the relevant compensation, financial and technical information it needs to make proper decisions regarding executive compensation.
The Independent Consultant is available to the Committee, as needed, to:
•	review recommendations from management (and any consultants retained by management) and provide an additional layer of peer review to their analyses and recommendations to the Committee;

•	join other consultants in explaining relevant information and provide additional feedback to the Committee;

•	help the Committee to identify key issues and ask probing questions; and

•	review and comment upon all plans, agreements or other documents or actions the Committee is asked to adopt or approve.
The Compensation Committee has told the Independent Consultant that:
•	they are to act independently of management;

•	they are to act at the direction of the Compensation Committee; and

TIFFANY & CO.

•	their ongoing engagement will be determined by the Committee.
Accordingly, the Independent Consultant provides no other services for the Company.
The Committee has developed a format of “tally sheet” so that the total compensation and equity position in Company stock for each executive officer can be compared. Tally sheets for each executive officer in this format are prepared by the Company’s Human Resources Department and provided to the Committee.
Tally sheets are reviewed by the Committee in July, November and January. These sheets include historical data concerning:
•	salary and annual incentive award or bonus grants in prior years;

•	potential threshold, target and maximum returns on unvested performance-based restricted stock unit awards and unrealized potential gains from outstanding stock options holdings, both under current conditions and under various hypothetical stock price and termination or change- in-control scenarios;

•	realized gains on stock options previously exercised;

•	shareholdings and progress towards compliance with stock ownership requirements;

•	retirement and life insurance benefits and perquisites;

•	total cash compensation (salary plus annual incentive award or bonus grant, based on potential threshold, target and maximum annual incentive or bonus awards for the current year); and

•	estimated value of salary, annual incentive or bonus, unvested restricted stock units and stock options, and retirement and health benefits upon a hypothetical change in control scenario.
The Committee meets with the chief executive officer regularly and solicits his recommendations with respect to the compensation of the executive officers. In this context, his views as to the performance of the individual officers are provided to the Committee. Individual performance has not factored significantly in terms of incentive pay, although the Committee has reserved discretion in that regard with respect to bonuses paid to those executive officers who are not named executive officers and for all executive officers with respect to fiscal 2008 bonuses and incentive awards (see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS, Non-Equity Incentive Awards).
In January, the Committee reviews a forecast of the prior fiscal year financial results with the chief financial officer and calculates the tentative payouts for short- and long-term incentives on that basis. Revised calculations and adjustments are prepared at the March meeting, when fiscal year financial results are nearly final and ready for public release, and when the annual profit plan and the strategic plan are presented for approval by the board of directors. After the public release of the financial results, the final calculation is made and the Committee authorizes management to make payment on prior year annual incentive awards and performance-based restricted stock unit awards for which the three-year performance period ended in the prior year and to enter into agreements with respect to current year annual incentive awards.
The Committee has limited discretion under the 2005 Employee Incentive Plan to adjust incentive awards for certain events, unanticipated at the time that incentive award targets were set, that affect earnings or for special contributions to other business outcomes consistent with the strategic plan. (For a description of the Incentive Awards, including the incentive awards set and the conditions under which the Committee may exercise discretion, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS, Non-Equity Incentive Awards.)

TIFFANY & CO.

The Committee awards stock options to executive officers at the January meeting or when individual promotions are recognized. The Committee has never authorized management to make awards of stock options. Since 2005, awards of performance-based restricted stock units have also been made at the January meeting with reference to a preliminary draft of the Company’s strategic plan, although the EPS and return on assets goals for threshold, target and maximum pay out are finalized at the March meeting when the strategic plan is adopted.
Limitation under Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to any of the named executive officers. This denial of deduction is subject to an exception for “performance-based compensation” such as the performance-based restricted stock units, stock options and annual incentive awards discussed above. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed with the management of Tiffany & Co. the Compensation Discussion and Analysis section of this Proxy Statement. Based on our review and discussions, we recommend to the Board of Directors, to the chief executive officer and to the chief financial officer that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2008.
Compensation Committee and its Stock Option Subcommittee:
Gary E. Costley, Chair
Rose Marie Bravo
Abby F. Kohnstamm
Charles K. Marquis
March 20, 2008

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2007 and Fiscal 2006

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
Principal Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)		($)

Michael J. Kowalski
Chairman and CEO	2007	$972,382	---	$2,374,481	$1,397,251	$1,852,500	$370,793	$340,293(g	)	$7,307,700

	2006	$972,382	---	$1,699,300	$1,869,000	$1,123,541	$1,219,355	$153,367(h	)	$7,036,945

James E. Quinn
President	2007	$738,013	---	$1,477,923	$874,052	$1,036,000	$190,821	$241,440(i	)	$4,558,249

	2006	$738,013	---	$1,058,611	$1,211,307	$628,334	$1,452,588	$119,235(j	)	$5,208,088

Beth O. Canavan
Executive Vice
President	2007	$528,577	---	$827,617	$462,644	$689,000	$743,079	$160,339(k	)	$3,411,256

	2006	$526,275	---	$587,714	$656,997	$417,878	$249,113	$91,659(l	)	$2,529,636

James N. Fernandez
Executive Vice
President and CFO	2007	$658,228	---	$1,165,376	$677,310	$858,000	$136,439	$214,437(m	)	$3,709,790

	2006	$655,543	---	$821,349	$946,829	$520,377	$448,086	$118,495(n	)	$3,510,679

Jon M. King
Executive Vice
President	2007	$498,657	$650,000	$671,302	$399,501	---	$175,006	$149,934(o	)	$2,544,400

	2006	$483,698	$394,225	$446,083	$499,315	---	$223,538	$87,120(p	)	$2,083,979

Notes to Summary Compensation Table:
(a)	Salary amounts include amounts deferred at the election of the executive under the Tiffany and Company Executive Deferral Plan (the “Deferral Plan”) and under the 401(k) feature of the Company’s Employee Profit Sharing and Retirement Savings Plan (the “401(k)”). Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table.

(b)	Bonus amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k). Bonus amounts are earned in the fiscal year ended January 31, and paid in April.

(c)	Amounts shown represent the dollar amount of compensation cost recognized for performance-
based restricted stock unit awards in accordance with SFAS No. 123R. In valuing such awards, the
Company made certain assumptions. For a discussion of those assumptions, please refer to Part
II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008. See
Note M. “STOCK COMPENSATION PLANS”, in Notes to Consolidated Financial Statements,
under Item 8. Financial Statements and Supplementary Data.

(d)	Amounts shown represent the dollar amount of compensation cost recognized for stock options in accordance with SFAS No. 123R. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to note (c) above.

(e)	This column reflects cash annual incentive awards under the 2005 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved

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Performance Goals after the release of the Company’s financial statements for the fiscal year. (For a description of the Performance Goals, see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Non-Equity Incentive Plan Awards.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(f)	This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive’s accumulated benefit under all defined benefit and actuarial plans. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(g)	Mr. Kowalski’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($171,055); tax gross-up paid on the life insurance premium ($144,286); disability insurance premium ($15,952); 401(k) matching contribution ($6,500); and medical exam ($2,500).

(h)	Mr. Kowalski’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($66,542); tax gross-up paid on the life insurance premium ($54,073); disability insurance premium ($16,627); 401(k) matching contribution ($7,500); medical exam ($2,375); and tax accounting fees ($6,250).

(i)	Mr. Quinn’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($108,311); tax gross-up paid on the life insurance premium ($90,043); disability insurance premium ($17,711); 401(k) matching contribution ($6,500); tax accounting fees ($14,680); health club membership ($4,195).

(j)	Mr. Quinn’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($47,325); tax gross-up paid on the life insurance premium ($37,258); disability insurance premium ($17,386); 401(k) matching contribution ($7,500); medical exam ($2,375); tax accounting fees ($3,815); health club membership ($3,576).

(k)	Mrs. Canavan’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($71,796); tax gross-up paid on the life insurance premium ($62,918); disability insurance premium ($15,750); 401(k) matching contribution ($6,500); medical exam ($2,500); and health club membership ($875).

(l)	Mrs. Canavan’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,484); tax gross-up paid on the life insurance premium ($29,017); disability insurance premium ($16,579); 401(k) matching contribution ($7,500); medical exam ($2,375); and health club membership ($704).

(m)	Mr. Fernandez’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($101,927); tax gross-up paid on the life insurance premium ($84,520);

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disability insurance premium ($17,740); 401(k) matching contribution ($6,500); and tax accounting fees ($3,750).

(n)	Mr. Fernandez’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($52,029); tax gross-up paid on the life insurance premium ($41,322); disability insurance premium ($13,829); 401(k) matching contribution ($7,500); and tax accounting fees ($3,815).

(o)	Mr. King’s Fiscal 2007 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($71,602); tax gross-up paid on the life insurance premium ($54,261); disability insurance premium ($13,410); 401(k) matching contribution ($6,500); medical exam ($2,500); and health club membership ($1,631).

(p)	Mr. King’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,285); tax gross-up paid on the life insurance premium ($26,013); disability insurance premium ($13,010); 401(k) matching contribution ($7,500); medical exam ($2,625); and health club membership ($2,687).

TIFFANY & CO.

GRANTS OF PLAN-BASED AWARDS
Fiscal 2007
2005 Employee Incentive Plan

									All Other
									Option
									Awards:
									Number	Exercise
									of	or Base
									Securities	Price of	Grant Date
									Under-	Option	Fair Value
			Estimated Future Payouts			Estimated Future Payouts			lying	Awards	of Equity
		Grant	Under Non-Equity			Under Equity Incentive			Options	($/Sh)	Awards
Name	Award Type	Date	Incentive Plan Awards			Plan Awards			(#)	(d)	(e)(f)
							Target
						Threshold	Number	Maximum
			Threshold	Target	Maximum	Number of	of	Number of
			($)	($)	($)	Shares (a)	Shares (b)	Shares (c)

	Annual
Michael J.	Incentive
Kowalski	Award		$0	$1,000,000	$2,000,000

	Performance-
	Based RSU	1/17/08				20,400	46,000	80,000			$1,653,010

	Stock Option	1/17/08							101,000	$37.645	$1,477,751

	Annual
James E.	Incentive
Quinn	Award		$0	$518,000	$1,036,000

	Performance-
	Based RSU	1/17/08				8,415	18,975	33,000			$681,867

	Stock Option	1/17/08							41,000	$37.645	$599,879

	Annual
Beth O.	Incentive
Canavan	Award		$0	$420,000	$840,000

	Performance-
	Based RSU	1/17/08				8,415	18,975	33,000			$681,867

	Stock Option	1/17/08							41,000	$37.645	$599,879

	Annual
James N.	Incentive
Fernandez	Award		$0	$518,000	$1,036,000

	Performance-
	Based RSU	1/17/08				11,475	25,875	45,000			$929,818

	Stock Option	1/17/08							57,000	$37.645	$833,978

	Annual
	Incentive
	Award		$0	$420,000	$840,000

Jon M.	Performance-
King	Based RSU	1/17/08				8,415	18,975	33,000			$681,867

	Stock Option	1/17/08							41,000	$37.645	$599,879

TIFFANY & CO.

Notes to Grants of Plan-Based Awards Table
(a)	Assumes that the EPS minimum is met and the ROA goal is not met (see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS — Equity Incentive Plan Awards — Performance-Based Restricted Stock Units).

(b)	Assumes that the EPS target is met and the ROA goal is met.

(c)	Assumes that the EPS maximum is met and the ROA goal is met.

(d)	The exercise price of all options was equal to or greater than the closing price of the underlying shares on the New York Stock Exchange on the grant date. The Committee adopted the following pricing convention on January 18, 2007: the higher of (i) the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. Options granted before that date were priced at the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date.

(e)	The grant date fair value of each option award was computed in accordance with SFAS NO. 123R.

(f)	The grant date fair value of each performance-based award was computed assuming target payout and in accordance with SFAS NO. 123R. For additional information regarding performance-based compensation, see the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” beginning on page PS-41.
EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2007)

	Column A		Column B	Column C
				Number of securities
				remaining available for
	Number of securities			future issuance under
	to be issued upon		Weighted average	equity compensation
	exercise of		exercise price of	plans (excluding
	outstanding options,		outstanding options,	securities reflected in
Plan category	warrants and rights		warrants and rights	column A)

Equity compensation plans approved by security holders	8,773,011	[a]	$32.49	5,999,359	[b]

Equity compensation plans not approved by security holders	0		0	0

Total	8,773,011	[a]	$32.49	5,999,359	[b]

(a)	Shares indicated do not include 2,769,110 shares issuable under awards of stock units already made.

(b)	Shares indicated are the aggregate of those available for grant under the Company’s 2005 Employee Incentive Plan (the “Employee Plan”) and the Company’s 1998 Directors Option Plan (the “Directors Plan”). All plans provide for the issuance of options and stock awards. However, under the 2005 Employee Plan the maximum number of shares that may be issued, 11,000,000, is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. Column C reflects this reduction assuming that all shares granted as stock awards will vest. Under the Directors Plan all shares of the 412,500 remaining for issuance could be issued as stock awards.

TIFFANY & CO.

DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS
Non-Equity Incentive Plan Awards
Each of the named executive officers other than Mr. King was paid a cash (non-equity) annual incentive award for Fiscal 2007. Each including Mr. King may be paid such an award for Fiscal 2008. Mr. King was paid a cash bonus for Fiscal 2007.
The non-equity annual incentive awards for Fiscal 2007 were established to pay out if the Company increased year-to-year earnings, with payouts at target levels if the Company met the net earnings objectives of the profit plan for the fiscal year. The net earnings objective was established by the Compensation Committee at the start of the fiscal year when the profit plan was approved. The objective was set with reference to earnings in the prior fiscal year, adjusted for certain items that would not be repeated in the course of business (such as income or expense attributable to divestitures or special tax incentives) or expenses relating to capital initiatives (such as the income statement effect of incremental borrowings needed to fund stock repurchases authorized by the Board in excess of annual plan amounts).
For the annual incentive awards made for Fiscal 2008, the Committee has discretion to reduce incentive awards from a maximum.
At the beginning of Fiscal 2008, the Committee established a performance goal in accordance with Section 162(m) of the Internal Revenue Code (the “162(m) performance goal”). The 162(m) performance goal requires that the Company attain earnings of $243,000,000.
The 162(m) performance goal for Fiscal 2008 must be achieved in order for named executive officers to be eligible to receive any annual incentive award. If that goal is achieved, each of the named executive officers shall be eligible to receive a maximum incentive award of 200% of base salary. However, even if the 162(m) performance goal is achieved, the Committee can exercise discretion to reduce the award below the maximum. The Committee’s discretion to reduce an incentive award below the maximum is not limited.
The Committee has communicated to the named executive officers earnings objectives for fiscal year 2008 above the 162(m) performance goal. The Committee has indicated that, in the absence of other relevant factors (see below), the Committee will exercise its discretion as follows:
•	to reduce the maximum award to zero if fiscal year 2008 earnings do not equal or exceed $341,090,000;

•	to reduce the maximum award to target (100% of base salary, in the case of the chief executive officer, and 70% of base salary, in the case of the other named executive officers) if fiscal year 2008 earnings do not equal or exceed $367,517,000; and

•	to pay the maximum award if fiscal year 2008 earning equal or exceed $385,091,000.
The Committee has also communicated that it reserves the right to consider other relevant factors in reducing an annual incentive award below the maximum allowable based on achievement of the 162(m) performance goal and the other earnings objectives set forth above.

TIFFANY & CO.

The “other relevant factors” that the Committee has indicated it will consider are:
•	annual progress towards strategic plan objectives;

•	business unit growth and/or profitability (where the executive officer has responsibility for such growth and/or profitability);

•	organizational development;

•	contributions to the working environment of his/her team and/or development of a positive working environment for employees;

•	business process improvement; and

•	cost containment and/or cost reduction efforts.
For the past three completed fiscal years annual incentive awards were paid out as follows:
•	For fiscal year 2007, earnings were required to exceed prior year earnings:
o	in order for any annual incentive awards to pay out;

o	by 12% in order to pay out at target; and

o	by 16% in order to pay out at maximum.
•	In Fiscal 2007, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 200% of the target amount.

•	In Fiscal 2006, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 121.3% of target.

•	In Fiscal 2005, the Company exceeded its net earning objectives and annual incentive awards and bonuses were paid out at 200% of target.
Annual incentive awards differ from bonuses paid to executive officers other than the five named executive officers as follows:
•	Annual incentive awards are paid under the terms of the 2005 Employee Incentive Plan and will be paid only if the Company meets objective performance goals. This promise is set out in written agreements.

•	Bonuses are not subject to written agreements. The Compensation Committee has the discretion to increase, decrease or withhold such bonuses. It has been the Committee’s practice to align bonuses with annual incentive awards.

•	Annual incentive awards are designed so that the amounts paid out will be deductible to the Company and not count against the one million dollar limitation under Section 162(m) of the Internal Revenue Code. Each of the named executive officers is subject to that limitation.

•	If a bonus is paid to an executive officer other than a named executive officer, and the total annual cash compensation paid to that executive in the year of bonus was to exceed the one million dollar limitation, the excess would not be deductible to the Company for federal income tax purposes.
Equity Incentive Plan Awards — Performance-Based Restricted Stock Units
In January 2005, the Compensation Committee first awarded equity incentive awards — Performance- Based Restricted Stock Units (“Units”) to the executive officers. Units were subsequently granted in January of 2006, 2007 and 2008. The 2008 award is reflected in the GRANTS OF PLAN-BASED AWARDS table under the column headed “Estimated Future Payouts Under Equity Incentive Plan Awards.”

TIFFANY & CO.

Units are granted under the 2005 Employee Incentive Plan on the following terms:
•	Units will be exchanged on a one-to-one basis for shares of the Company’s common stock when and if the Units vest;

•	Vesting is determined at the end of a three-year performance period;

•	No Units will vest if the executive voluntarily resigns, retires or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability;

•	No Units will vest (other than for reasons of death, disability or on a change in control as defined in the Retention Agreements) if the Company fails to meet a three-year cumulative EPS performance threshold set by the Compensation Committee at the time the Units are granted;

•	Units will tentatively vest based on the following EPS performance hurdles:
o	30% at threshold;

o	50% at target; and

o	87.5% at maximum;
•	In the event of EPS performance above threshold and below target or above target and below maximum the number of Units that tentatively vest are prorated. No Units will vest if threshold earnings performance is not achieved. After tentative vesting has been determined, a ROA test will be applied. If met, the tentatively vested number of Units will be increased by 15% (but not to over 100%); if not met, the tentatively vested number of Units will be reduced by 15%;

•	100% vesting will occur only if the Company meets both the EPS maximum and ROA goal;

•	No dividends are paid, accrued or credited to Units until vesting.
The grants of Units made in January, 2005 were subject to satisfaction of the following performance tests over the performance period ending January 31, 2008:
•	Threshold: cumulative net EPS of $4.59;

•	Target: cumulative net EPS of $5.22;

•	Maximum: cumulative net EPS of $5.45; and

•	Return on assets: 8.7%.
The grants of Units made in January, 2006 are subject to satisfaction of the following performance tests over the performance period ending January 31, 2009†:
•	Threshold: cumulative net EPS of $5.54;

•	Target: cumulative net EPS of $6.39;

•	Maximum: cumulative net EPS of $6.85;

•	Return on assets: 9.7%.
The grants of Units made in January, 2007 are subject to satisfaction of the following performance tests over the performance period ending January 31, 2010†:
•	Threshold: cumulative net EPS of $6.42;

•	Target: cumulative net EPS of $7.46;

•	Maximum: cumulative net EPS of $8.01;

•	Return on assets: 10.4%.
† Note: the performance tests for Units vesting in 2009 and 2010 will be appropriately restated to reflect the adoption of the average cost method for inventory accounting which will be adopted in the first quarter of fiscal 2008.
The grants of Units made in January, 2008 are subject to satisfaction of the following performance tests over the performance period ending January 31, 2011:

TIFFANY & CO.

•	Threshold: cumulative net EPS of $8.54;

•	Target: cumulative net EPS of $9.87;

•	Maximum: cumulative net EPS of $10.62;

•	Return on assets: 11.5%.
The Compensation Committee will properly adjust achieved performance so that executive officers will not be advantaged or disadvantaged in meeting the net EPS goals by stock repurchases differing from repurchases approved when the performance tests were adopted or by other extraordinary transactions.
Options
Options vest (become exercisable) in four equal annual installments:
•	Vesting of each installment is contingent on continued employment.

•	All installments immediately vest if there is a change in control (as defined in the Retention Agreements), death or disability.
The exercise price for each share subject to an option is its fair market value on the date of grant. (For an explanation of the method of determining the exercise price of options, see Note (d) to the GRANTS OF PLAN-BASED AWARDS table.)
Options expire no later than the 10th anniversary of the grant date. Options expire earlier on:
•	termination of employment (three months after termination); or

•	death, disability or retirement (two years after the event).
Life Insurance Benefits
The key features of the life insurance benefit that the Company provides to its executive officers are:
•	executive officers own whole life policies on their own lives;

•	the death benefit is three times annual salary and target annual incentive award or bonus, as the case may be;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•	the target cash value will allow the policy to remain in force without payment of further premiums with a death benefit equivalent to twice the executive officer’s average annual salary and target annual incentive or bonus amount;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company pays the additional amounts necessary in order to prevent the executive officer from being subjected to increased income taxes as a result of the taxable premium income.

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2008

	Option Awards				Stock Awards
						Equity
					Equity	Incentive
					Incentive	Plan Awards
					Plan Awards	Market or
	Number	Number			Number	Payout Value
	of	of			Of	Of
	Securities	Securities			Unearned	Unearned
	Underlying	Underlying			Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Option		Other Rights	Other Rights
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)	Not Vested
Name	(#)	(#)	($)	Date (a)	(#)	($)

Michael J. Kowalski	140,000		$9.4844	1/14/09

	400,000		$14.9766	1/21/09

	150,000		$42.0782	1/20/10

	100,000		$32.4700	1/18/11

	150,000		$34.0200	1/16/12

	195,000		$25.8450	1/16/13

	180,000		$39.7500	1/15/14

	86,250	28,750	$31.4900	1/31/15

	42,500	42,500	$37.8350	1/31/16

	19,250	57,750	$40.1500	1/18/17

	0	101,000	$37.6450	1/17/18

					92,000 / 92,000 (c)	$ 3,660,680 (g)

					57,670 / 79,000 (d)	$ 2,294,689 (h)

					47,360 / 74,000 (e)	$ 1,884,454 (i)

					46,000 / 80,000 (f)	$ 1,830,340 (j)

James E. Quinn	100,000		$42.0782	1/20/10

	75,000		$32.4700	1/18/11

	110,000		$34.0200	1/16/12

	140,000		$25.8450	1/16/13

	115,000		$39.7500	1/15/14

	54,375	18,125	$31.4900	1/31/15

	25,500	25,500	$37.8350	1/31/16

	12,500	36,750	$40.1500	1/18/17

	0	41,000	$37.6450	1/17/18

					58,000 / 58,000 (c)	$ 2,307,820 (g)

					35,040 / 48,000 (d)	$ 1,394,242 (h)

					29,760 / 46,500 (e)	$ 1,184,150 (i)

					18,975 / 33,000 (f)	$ 755,015 (j)

Beth O. Canavan	50,000		$42.0782	1/20/10

	50,000		$32.4700	1/18/11

	75,000		$34.0200	1/16/12

	55,000		$39.7500	1/15/14

	30,000	10,000	$31.4900	1/31/15

	14,500	14,500	$37.8350	1/31/16

	7,000	21,000	$40.1500	1/18/17

	0	41,000	$37.6450	1/17/18

					32,000 / 32,000 (c)	$ 1,273,280 (g)

					19,710 / 27,000 (d)	$ 784,261 (h)

					16,960 / 26,500 (e)	$ 674,838 (i)

					18,975 / 33,000 (f)	$ 755,015 (j)

(table continued on next page)

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)
January 31, 2008

	Option Awards				Stock Awards
						Equity
					Equity	Incentive
					Incentive	Plan Awards
					Plan Awards	Market or
	Number	Number			Number	Payout Value
	Of	Of			Of	Of
	Securities	Securities			Unearned	Unearned
	Underlying	Underlying			Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Option		Other Rights	Other Rights
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)	Not Vested
Name	(#)	(#)	($)	Date (a)	(#)	($)

James N. Fernandez	70,000	101,000	$42.0782	1/20/10

	65,000		$32.4700	1/18/11

	100,000		$34.0200	1/16/12

	118,000		$25.8450	1/16/13

	85,000		$39.7500	1/15/14

	41,250	13,750	$31.4900	1/31/15

	20,500	20,500	$37.8350	1/31/16

	9,750	29,250	$40.1500	1/18/17

	0	57,000	$37.6450	1/17/18

					44,000 / 44,000 (c)	$ 1,750,760	(g)

					28,470 / 39,000 (d)	$ 1,132,821	(h)

					24,000 / 37,500 (e)	$ 954,960	(i)

					25,875 / 45,000 (f)	$ 1,029,566	(j)

Jon M. King	6,000		$42.0782	1/20/10

	5,000		$32.4700	1/18/11

	7,000		$34.0200	1/16/12

	3,000		$35.9550	3/21/12

	2,500		$25.8450	1/16/13

	15,000	7,500	$25.9400	3/20/13

	35,000	11,500	$39.7500	1/15/14

	22,500	7,500	$31.4900	1/31/15

	11,500	11,500	$37.8350	1/31/16

	2,500	7,500	$33.7850	6/07/16

	6,500	19,500	$40.1500	1/18/17

	0	41,000	$37.6450	1/17/18

					24,000 / 24,000 (c)	$ 954,960	(g)

					15,330 / 21,000 (d)	$ 609,981	(h)

					16,000 / 25,000 (e)	$ 636,640	(i)

					18,975 / 33,000 (f)	$ 755,015	(j)

TIFFANY & CO.

Notes to Outstanding Equity Awards at Fiscal Year-end Table
(a)	For any option reported, the grant date was ten (10) years prior to the expiration date shown except for the options expiring on 1/14/09, in which the grant date was eleven (11) years prior to the expiration. All options vest 25% per year over the four-year period following a grant date.

(b)	In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See Notes (g), (h), (i) and (j) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives over the three-year performance period.

(c)	This grant will have vested three business days following the date on which the Company’s financial results for the fiscal year ended 1/31/08 were released.

(d)	This grant will vest three business days following the date on which the Company’s financial results for the fiscal year ending 1/31/09 are released.

(e)	This grant will vest three business days following the date on which the Company’s financial results for the fiscal year ending 1/31/10 are released.

(f)	This grant will vest three business days following the date on which the Company’s financial results for the fiscal year ending 1/31/11 are released.

(g)	This value has been computed at maximum based upon Company EPS and ROA performance in fiscal years 2005, 2006 and 2007. The computation assumes that 85% percent of the units will vest based on EPS performance; the resulting number of shares was then increased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 31, 2008, $39.79.

(h)	This value has been computed based upon Company EPS and ROA performance in fiscal years 2006 and 2007. The computation assumes that 63.5% of the units will vest based on EPS performance; the resulting number of shares was then increased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 31, 2008, $39.79.

(i)	This value has been computed based upon Company EPS and ROA performance in fiscal year 2007. The computation assumes that 55.7% of the units will vest based on EPS performance; the resulting number of shares was then increased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 31, 2008, $39.79.

(j)	This value has been computed at EPS target and on the assumption that the ROA performance goal will have been achieved.

TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2007

	Option Awards			Stock Awards

	Number of		Value	Number of	Value
	Shares		Realized	Shares	Realized
	Acquired on		on	Acquired on	on
	Exercise		Exercise	Vesting	Vesting
Name	(#)		($)	(#)	($)

Michael J. Kowalski	100,000	(a)	$4,254,680.00	0	$0
James E. Quinn	400,000	(b)	$15,644,530.50	0	$0
Beth O. Canavan	99,000	(c)	$2,142,942.14	0	$0
James N. Fernandez	100,000	(d)	$3,694,556.19	0	$0
Jon M. King	0		$0	0	$0

Notes to Option Exercises and Stock Vested Table
(a)	Weighted-average holding period for options exercised: 10.6 years.

(b)	Weighted-average holding period for options exercised: 8.9 years.

(c)	Weighted-average holding period for options exercised: 4.8 years.

(d)	Weighted-average holding period for options exercised: 8.6 years.

TIFFANY & CO.

PENSION BENEFITS TABLE

				Actuarial	Payments
				Present Value	During
		Number		of	Last
		of Years		Accumulated	Fiscal
		Credited		Benefits	Year
Name	Plan Name (a)	Service		($)	($)

	Pension Plan	29 (b)	(d)	$466,638	$0
	Excess Plan	29( b)	(d)	$4,632,934	$0
Michael J. Kowalski	Supplemental Plan	29 (b)	(d)	$1,629,138	$0

	Pension Plan	21	(d)	$340,322	$0
	Excess Plan	21	(d)	$1,989,062	$0
James E. Quinn	Supplemental Plan	21	(d)	$1,125,174	$0

	Pension Plan	20		$304,626	$0
	Excess Plan	20		$970,469	$0
Beth O. Canavan	Supplemental Plan	20		$623,524	$0

	Pension Plan	29	(c)	$366,684	$0
	Excess Plan	29	(c)	$1,713,873	$0
James N. Fernandez	Supplemental Plan	29	(c)	$606,686	$0

	Pension Plan	17		$208,875	$0
	Excess Plan	17		$485,048	$0
Jon M. King	Supplemental Plan	17		$77,796	$0

Notes to Pension Benefits Table
(a)
The formal names of the plans are: the Tiffany and Company Employee Pension Plan (“Pension Plan”), the Tiffany and Company Un-funded Retirement Plan to Recognize Compensation in Excess of Internal Revenue Code Limits (“Excess Plan”) and the Tiffany and Company Supplemental Retirement Income Plan (“Supplemental Plan”).

(b)
Mr. Kowalski has been credited with 6.4 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$100,647
Excess Plan:	$999,260
Supplemental Plan:	$57,194
(c)
Mr. Fernandez has been credited with 6.3 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$78,281
Excess Plan:	$365,883
Supplemental Plan:	$35,865

TIFFANY & CO.

(d)
Mr. Kowalski and Mr. Quinn are currently eligible for early retirement under each of the Pension, Excess and Supplemental Plan. They are each eligible for early retirement because they have reached age 55 and have accumulated at least ten years of credited service. The normal retirement age under each of the plans is 65. However those eligible for early retirement may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:

•	For retirement between age 60 and age 65, the executive’s age at early retirement is subtracted from 65; for each year in the remainder the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.
Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that the executive would retire at age 65; mortality based upon the 1994 Group Annuity Mortality Table, Male & Female; a discount rate of 6.50%. All assumptions were consistent with those used to prepare the financial statements for the fiscal year ended January 31, 2008.
Features of the Retirement Plans
Tiffany has established three retirement plans for eligible employees: the Pension Plan, the Excess Plan and the Supplemental Plan. The executive officers of the Company are eligible to participate in all three.
Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant’s “average final compensation” is the average of the highest five years of compensation received in the last 10 years of creditable service.
In general, compensation reported in the SUMMARY COMPENSATION TABLE above as “Salary”, “Bonus” or “Non-Equity Incentive Plan Compensation” is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.
Pension Plan
These are the key features of the Pension Plan:
•	it is a “tax-qualified plan,” that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

•	it is a “funded” plan (money has been deposited into a trust that is insulated from the claims of the Company’s creditors);

•	it is available at no cost to regular full-time employees of Tiffany hired on or before December 31, 2005;

•	all executive officers are participants;

•	benefits vest after five years of service;

TIFFANY & CO.

•	benefits are based on the participant’s average final compensation and years of service;

•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. “Covered compensation” varies by the participant’s birth date and it is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $72,600. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[(  $100,000 — $72,600 ) x 0.015] plus [(  $72,600) x 0.01]] x 25 =   $28,425 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life. A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will suffer an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including all executive officers;

•	it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause; and

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.
Supplemental Plan
These are the key features of the Supplemental Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to executive officers;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;

TIFFANY & CO.

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•	benefits do not vest until the executive attains age 55 while employed by Tiffany and until he or she has provided 10 years of service (benefits will vest earlier on a change in control as defined in the Retention Agreements);

•	benefits are subject to forfeiture if employment is terminated for cause; and

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.
As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant’s average final compensation.
Depending upon the participant’s years of service with Tiffany, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

Combined Annual Benefit As a Percentage of Average Final
Years of Service	Compensation

less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)	The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant’s average final compensation (see above). A retiree with less than ten years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.
Early Retirement and Extra Service Credit
Please refer to note (d) on PS-46 for a discussion of the early retirement features of the Plans.
Tiffany does not have a policy for or practice of granting extra years of credited service under the Plans other than in the event of a change in control. See POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL — Retention Agreements. Mr. Kowalski and Mr. Fernandez have credit for service with Tiffany’s former parent corporation. This credit was arranged in 1984 when the Company purchased Tiffany.

TIFFANY & CO.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2007)

					Aggregate
			Aggregate		Balance
	Executive	Registrant	Earnings		At
	Contribution	Contribution	In	Aggregate	Last Fiscal Year
	In	In	Last Fiscal Year	Withdrawals/	End
	Last Fiscal Year (a)	Last Fiscal Year	(b)	Distributions	(c)
Name	($)	($)	($)	($)	($)

Michael J. Kowalski	$48,619	$0	$18,029	$54,534	$321,374

James E. Quinn	$125,667	$0	$16,215	$0	$1,294,711

Beth O. Canavan	$79,286	$0	$(6,211)	$52,675	$466,234

James N. Fernandez	$136,987	$0	$32,487	$0	$966,433

Jon M. King	$0	$0	$0	$0	$0

Note to Nonqualified Deferred Compensation Table
(a)	This column includes amounts that are also included in the amounts shown in the columns headed “Salary” or “Non-Equity Incentive Plan Compensation“ in the Summary Compensation Table.
(b)	Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Company’s Executive Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.
(c)	Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table for the fiscal year ended January 31, 2008 and for prior fiscal years to the extent that such amounts were contributed by the executive but not to the extent that such amounts represent earnings. See Note (b) above.
Features of the Executive Deferral Plan
These are the key features of the Company’s Executive Deferral Plan:
•	Participation is open to directors and executive officers of the Company as well as other vice presidents and “director-level” employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

•	Employees may defer up to 50% of their salary and up to 90% of their cash annual incentive or bonus compensation;

•	The Company makes no contribution and guarantees no specific return on money deferred;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany’s creditors;

•	Deferred compensation is invested by the trustee in various mutual funds as directed by Tiffany, which follows the directions of participants;

•	The value in the participant’s account (and Tiffany’s responsibility for payment) is measured by the return on the investments selected by the participant;

•	Deferrals may be made to a Retirement Account and to accounts which will pay out on specified “in-service” dates;

TIFFANY & CO.

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;
•	Retirement Accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;
•	Except in the case of previously elected “in-service” payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of Tiffany’s Board;
•	Termination of employment generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and
•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of employment; this six-month limitation does not apply to pre-2005 balances.

TIFFANY & CO.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided, or that would have accrued, to the named executive officers in the event that a change in control of the Company had occurred immediately following the close of business on January 31, 2008 (first three columns to the right of the executive’s name) and on the further assumption that the employment of the executive officer was involuntarily terminated without cause at that time (the other four columns):

								Total Potential
								Payments
								Assuming Both a
								Change in Control
	Vesting On Change in Control							and a Subsequent
	With or Without Termination of			Payable or Vesting On Termination of Employment				Termination of
	Employment			Following Change in Control				Employment
	Early	Early	Early		Cash Value
	Vesting of	Vesting	Vesting		of
	Supple-	of	of	Cash	Increased
	mental	Stock	Restricted	Severance	Service	Welfare	Excise Tax
	Plan	Options	Stock Units	Payment	Credit	Benefits	Gross Up	Total
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael J. Kowalski	$0	$538,358	$9,271,070	$8,325,000	$2,551,912	$101,106	$7,702,262	$28,489,708
James E. Quinn	$0	$288,235	$5,073,225	$5,106,000	$1,316,943	$106,383	$0	$11,890,786
Beth O. Canavan	$623,524	$199,293	$3,441,835	$2,400,000	$730,770	$67,000	$2,758,534	$10,220,956
James N. Fernandez	$606,686	$276,468	$4,834,485	$2,980,000	$807,832	$70,980	$3,209,284	$12,785,735
Jon M. King	$77,796	$217,715	$3,143,410	$2,060,000	$469,084	$39,261	$2,302,750	$8,310,016

Notes to Potential Payments on Termination or Change in Control Table
(a)	Absent a change in control the Supplemental Plan will vest only when the participant attains the in-service age of 55 years with ten years of service.

(b)	The value of early vesting of stock options was determined using $39.79, the closing value of the Company’s common stock on January 31, 2008.

(c)	The value of early vesting of those grants of performance-based restricted stock units whose performance measuring period was not completed as of January 31, 2008 was determined using $39.79, the closing value of the Company’s common stock on January 31, 2008. In the event of a change in control such units vest at the maximum number of shares. The value of performance-based restricted stock units whose performance measuring period ended on January 31, 2008 was not included in this calculation on the assumption that the earned value of the units would be paid regardless of the change in control. That value, determined on the basis of actual earnings and return on assets during the three-year performance period ended January 31, 2008 (which was paid in shares on March 27, 2008 was as follows for each of the named executive officers: Mr. Kowalski — 92,000 shares (value @ $39.79 was $3,660,680); Mr. Quinn — 58,000 shares (value @ $39.79 was $2,307,820); Mrs. Canavan — 32,000 shares (value @ $39.79 was $1,273,280);

TIFFANY & CO.

Mr. Fernandez — 44,000 shares (value @ $39.79 was $1,750,760); and Mr. King — 24,000 shares (value @ $39.79 was $954,960);

(d)	Cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the highest annual incentive award or bonus paid in either Fiscal 2006, 2005 or 2004 by three, in the case of Mr. Kowalski and Mr. Quinn, or by two, in the case of the other executive officers.

(e)	The addition of two or three years of service credit, as applicable, would not have entitled any of these executives to a higher percentage pension benefit under the Supplemental Plan. The cash value of the increased service credit has been calculated based on the change in average final compensation that would result from two or three years of additional employment at the salary and incentive award/bonus referred to in note (d) above.

(f)	The amounts shown in this column represent two or three years of health-care coverage determined on the basis of the Company’s “COBRA” rates for post-employment continuation coverage. Such rates are available to all participating employees who terminate from employment and were determined on the basis of the coverage elections made by the executive officer. The amounts shown in this column also represent two or three years of long-term disability coverage determined on the basis of the Company’s current cost to provide such coverage.

(g)	The excise tax gross-up was determined with reference to the excise tax under Section 4999 of the Internal Revenue Code, a review of W-2 for the individuals in question for the necessary historical period.

(h)	This column is the total of columns (a) through (g) in the table above. It assumes that two events have occurred: a change in control and a termination of employment following such change in control.
Explanation of Potential Payments on Termination or Change in Control
Retention Agreements
The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an “involuntary termination“ after a “change in control.” An “involuntary termination” does not include a termination for cause, but does include a resignation for good reason.
When, if ever, a “change in control” occurs, the covered executives would have fixed terms of employment under their retention agreements as follows: three years in the case of Mr. Kowalski and Mr. Quinn and two years for all other executive officers.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation, keyed to the length of his or her term of employment, would be payable to the executive as follows:
•	Two (for executives with two year terms of employment) or three (for executives with three year terms of employment) times the sum of salary and the highest annual incentive award or bonus paid for the preceding three fiscal years, as severance;

•	A payment equal to the present value of two or three years of additional years of service credit at the salary and annual incentive award or bonus referred to above under the Supplemental Plan; and

•	Two or three years of benefits continuation under Tiffany’s health and welfare plans.

TIFFANY & CO.

Vesting of Options, Restricted Stock Units on a Change in Control
In the event of a “change in control” of the Company, all options granted to employees (including executive officers) become exercisable in full and all restricted stock units vest and convert to shares.
Supplemental Retirement Benefits Vest on a Change in Control
Benefits under the Pension Plan and the Excess Plan are vested for all named executive officers. Benefits under the Supplemental Plan are vested for Mr. Kowalski and Mr. Quinn. In the event of a change in control benefits under the Excess Plan would early vest for Mrs. Canavan, Mr. Fernandez and Mr. King, although such vesting would not necessarily result in any payment at the time of such change in control.
Gross-up Benefits on a Change in Control
Because a covered executive’s receipt of payments and benefits in connection with a “change in control” may trigger a 20% excise tax under Section 4999 of the Internal Revenue Code, the retention agreements contain “gross-up” provisions. Under these provisions, the Company or Tiffany must pay the covered executive’s excise tax and any additional excise tax and income tax resulting from the gross-up provisions. If the gross-up provisions are triggered, the Company or Tiffany, as the case may be, will be unable to deduct most of the “change in control” payments and benefits, including the gross-up.
Definition of a Change in Control
For purposes of the Supplemental Plan, stock options and restricted stock, the term “change in control” means that one of the following events has occurred:
•	Any person or group of persons acting in concert (and by person we mean an individual or organization) acquires thirty-five percent or more in voting power or stock of the Company, including the acquisition of any right, option, warrant or other right to obtain such voting power or stock, whether or not presently exercisable;

•	A majority of the Board is, for any reason, not made up of individuals who were either on the Board on January 21, 1988, or, if they became members of the Board after that date, were approved by the directors; or

•	Any other circumstance which the Board deems to be a “change in control.”
For purposes of the retention agreements, a “change in control” includes the above events, as well as additional events amounting to a change in control of the Company or Tiffany. Such events could include a so-called “friendly” acquisition of the Company or Tiffany.
Non-Competition Covenants Affected by Change in Control
Under the terms of the retention agreements entered into with the executive officers, the duration of certain non-competition covenants could be cut back from as long as two years following termination of employment to as little as six months in the event a change in control were to occur. In the table above, we have not assigned any value to a potential cut-back.
Early Retirement
Mr. Kowalski was eligible to take early retirement on January 31, 2008. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $773,609 per year had he retired effective January 31, 2008.

TIFFANY & CO.

Mr. Quinn was eligible to take early retirement on January 31, 2007. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately   $410,013 per year had he retired effective January 31, 2008.
Death or Disability
If any of the named executive officers had died or become disabled on January 31, 2008, stock options then unvested would have early vested. The value of such early vesting is shown in the column labeled “Early Vesting of Stock Options” in the table on page PS-51. If any of the named executive officers had died or become disabled on January 31, 2008, certain performance-based restricted stock units would have early vested. The value of such early vesting would have been as follows for each of the named executive officers on January 31, 2008: Mr. Kowalski, $2,769,384; Mr. Quinn, $1,701,023; Mrs. Canavan, $960,929; Mr. Fernandez, $1,378,724; and Mr. King, $799,779.
DIRECTOR COMPENSATION TABLE
Fiscal 2007

			Change in Pension Value
	Fees Earned or		and Nonqualified	All Other
	Paid in Cash	Option Awards	Deferred Compensation	Compensation	Total
Name	($)(a)	($) (b) (c)	Earnings (d)	($)	($)

Rose Marie Bravo	$69,000	$185,458	$11,148	$0	$265,606

William R. Chaney	$66,000	$185,458	$0	$0	$251,458

Gary E. Costley	$95,000	$86,926	$ N/A	$0	$181,926

Abby F. Kohnstamm	$79,000	$185,458	N/A	$0	$264,458

Charles K. Marquis	$86,000	$185,458	$16,344	$0	$287,802

J. Thomas Presby	$97,000	$185,458	N/A	$0	$282,458

William A. Shutzer	$66,000	$185,458	$5,803	$0	$257,261

Notes to Director Compensation Table
(a)	Includes amounts deferred under the Executive Deferral Plan.

(b)	Amounts shown represent the dollar amount of compensation cost recognized in Fiscal 2007 for stock options granted for Fiscal 2007 and previous fiscal years in accordance with SFAS No. 123R. In valuing option awards the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008. See Note M. “STOCK COMPENSATION PLANS”, in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

TIFFANY & CO.

(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End

Aggregate Number of Option
Awards Outstanding at Fiscal Year End
Name	(number of underlying shares)

Rose Marie Bravo	107,216

William R. Chaney	207,500

Gary E. Costley	20,000

Abby F. Kohnstamm	70,000

Charles K. Marquis	148,924

J. Thomas Presby	45,000

William A. Shutzer	100,000

(d)	The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions consistent with those used in preparing the financial statements: 1994 Group Mortality Table, Male & Female; discount rate of 6.50% and retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2008. Where a “0” appears in this column it is because there was a decline in value. In the case of Mr. Chaney, the decline was approximately $17,611.
Discussion of Director Compensation Table
Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:
•	An annual retainer of $50,000;

•	An additional annual retainer of $20,000, $10,000 or $5,000 to the chairperson of the Audit, Compensation, or Nominating/Corporate Governance Committee, respectively;

•	A per-meeting-attended fee of $2,000 for meetings attended in person (no fee is paid for attendance at any committee or subcommittee meetings which occur on the same day as a meeting of the full Board);

•	A fee of $1,000 for each telephonic meeting in which the director participates;

•	Stock options, as discussed below; and

•	A retirement benefit, also discussed below.
Under Tiffany’s Amended and Restated Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

	Director	Registrant			Aggregate Balance
	Contribution	Contribution	Aggregate Earnings	Aggregate	At
	In	In	In	Withdrawals/	Last Fiscal Year
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	End
Name	($)	($)	($)	($)	($)

Gary E. Costley	$95,000	$0	$(5,702)	$0	$89,298

Charles K. Marquis	$0	$0	$10,857	$0	$479,619

William A. Shutzer	$66,000	$0	$(35,049)	$0	$658,420

TIFFANY & CO.

Tiffany also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.
Non-employee directors are granted options to purchase shares of Company common stock upon their first election or appointment, and in January of each year an option grant is made to each non-employee director. These options vest in two equal installments: 1/2 after one year of service on the Board following the grant of the option, and the balance after two years of service. However, all installments vest and become immediately exercisable in the event there is a “change in control” of the Company. These options expire after 10 years, but they expire sooner if, before the end of that 10-year period, the director leaves the Board. The option’s exercise price is the fair market value of the Company’s common stock on the date of grant, which value is calculated as the higher of (i) the average of the highest and lowest sales prices or (ii) the closing price on the date of grant.
Directors who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director’s length of service on the Board, including periods served as an employee director, or until death, if earlier. However, this particular benefit is not available to any director first appointed or elected after January 1, 1999; accordingly, Dr. Costley, Ms. Kohnstamm and Mr. Presby are not entitled to participate in this benefit plan.
Messrs. Kowalski and Quinn are employees of Tiffany. They therefore receive no separate compensation for their service as directors.

TIFFANY & CO.

PERFORMANCE OF COMPANY STOCK
The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.’s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s 500 Consumer Discretionary Index. Cumulative shareholder return is defined as changes in the closing price of our stock on the New York Stock Exchange, plus the reinvestment of any dividends paid on our stock.

	ANNUAL RETURN PERCENTAGE
	Years Ending

Company / Index	1/31/04	1/31/05	1/31/06	1/31/07	1/31/08

Tiffany & Co.	71.45	-20.17	20.95	5.26	2.43
S&P 500 Index	34.57	6.23	10.38	14.51	-2.31
S&P 500 Consumer Discretionary Index	40.94	9.39	-0.59	19.85	-16.64

		INDEXED RETURNS
		Years Ending
	Base
	Period
Company / Index	1/31/03	1/31/04	1/31/05	1/31/06	1/31/07	1/31/08

Tiffany & Co.	100	171.45	136.86	165.53	174.23	178.46
S&P 500 Index	100	134.57	142.95	157.79	180.70	176.52
S&P 500 Consumer Discretionary Index	100	140.94	154.18	153.27	183.69	153.13

TIFFANY & CO.

ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 2003 IN COMPANY STOCK AND IN EACH OF THE TWO INDICES. THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS IS ALSO ASSUMED.
TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.
DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD
Item 1.     Election of Directors
Each year, we elect directors at an Annual Meeting of Stockholders. At the 2008 Annual Meeting, nine directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.
It is not anticipated that any of this year’s nominees will be unable to serve as a director but, if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.
As indicated below, and above under “OWNERSHIP OF THE COMPANY, Stockholders Who Own At Least Five Percent of the Company”, Mr. May, a first-time nominee for director is affiliated with Trian Fund Management, L.P. (“Trian Partners”). Through that affiliation, he is deemed to beneficially own 8.5% of the Company’s shares. Members of management and directors met with Mr. May as a consequence of that affiliation. The Nominating/Corporate Governance Committee of the Board, after reviewing his background and qualifications and meeting with him, has recommended Mr. May to the stockholders as a nominee.
Information concerning each of the nominees is set forth below:

Michael J. Kowalski	Mr. Kowalski, 56, is Chairman of the Board and Chief Executive Officer of Tiffany & Co. He succeeded William R. Chaney as Chairman at the end of fiscal year 2002 and as Chief Executive Officer in February 1999. Prior to his appointment as President in January 1996, he was an Executive Vice President of Tiffany & Co., a position he had held since March 1992. Mr. Kowalski also served as Tiffany & Co.’s Chief Operating Officer from January 1997 until his appointment as Chief Executive Officer. He became a director of Tiffany & Co. in January 1995. Mr. Kowalski also serves on the board of The Bank of New York Mellon. The Bank of New York Mellon is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under a Revolving Credit Facility and as trustee of Tiffany’s Employee Pension Plan, and as the trustee and an investment manager for Tiffany’s employee pension plan; and Mellon Investor Services LLC serves as the Company’s transfer agent and registrar.

Rose Marie Bravo	Ms. Bravo, 57, became a director of Tiffany & Co. in October 1997 when she was selected by the Board to fill a newly created directorship. Ms. Bravo previously served as Chief Executive Officer of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising jobs at Macy’s culminating in the Chairman & Chief Executive Officer role at I. Magnin which was a division of R. H. Macy & Co. Ms. Bravo serves on the Board of Directors of Estee Lauder Companies Inc.

TIFFANY & CO.

Gary E. Costley	Dr. Costley, 64, was first elected to the Board in May 2007. He is a co-founder and managing director of C&G Capital and Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products from November 1997 until June 2004. Dr. Costley was Dean of the Graduate School of Management at Wake Forest University from 1995 until 1997. Dr. Costley held numerous positions at the Kellogg Company from 1970 until June 1994. His most recent position was President of Kellogg North America. He is a director of three other public companies: The Principal Financial Group, Covance Inc. and Prestige Brands Holdings, Inc.

Lawrence K. Fish	Mr. Fish, 63, is Chairman of Royal Bank of Scotland America and Chairman of Citizens Financial Group, Inc. (“Citizens”). He has served in that role since 2005, and before that as President and Chief Executive Officer, from 1992, of Citizens. Mr. Fish is a member of the Board of Trustees of Massachusetts Institute of Technology and an Overseer of the Boston Symphony Orchestra. He serves on the boards of the Royal Bank of Scotland Group, Textron and The Brookings Institution.

Abby F. Kohnstamm	Ms. Kohnstamm, 54, is the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company, Ms. Kohnstamm served as Senior Vice President, Marketing of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM. Ms. Kohnstamm remains an executive consultant to IBM. In addition, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm also serves on the Board of Directors of the Progressive Corporation and the Board of Trustees of Tufts University where she is also a member of its Executive Committee. She became a director of Tiffany & Co. in July 2001, when she was selected by the Board to replace a retiring director.

Charles K. Marquis	Mr. Marquis, 65, is a Senior Advisor to Investcorp International, Inc. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher L.L.P. He was elected a director of Tiffany & Co. in 1984. Mr. Marquis also serves as a director and nominating/corporate governance chair of CSK Auto Corporation.

Peter W. May	Mr. May, 65, is President and founding partner of Trian Partners, a New York-based investment management firm launched in November 2005. Mr. May also serves as Vice Chairman and a director of Trian Acquisition I Corp. (AMEX: TUX.U), a publicly traded blank check company formed to effect a business combination, and as non-executive Vice Chairman and a director of Triarc Companies, Inc. (NYSE: TRY, TRY.B), a holding company that owns Arby’s Restaurant Group, Inc. (“Triarc”). In addition, Mr. May serves as a director and chairman of the compensation committee of Deerfield Capitol Corp. (NYSE:DFR). Mr. May served as President and Chief Operating Officer of Triarc from April 1993 through June 2007. Prior to joining Triarc, Mr. May was President and Chief Operating Officer of Trian Group, Inc., which provided investment banking and management services for entities controlled by him.

TIFFANY & CO.

Mr. May also served as President and Chief Operating Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at the time, a manufacturer of packaging products (through American National Can Company), copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. May is the Chairman of the Board of Trustees of The Mount Sinai Medical Center in New York, where he led the turnaround of this major academic health center from serious financial difficulties to what is today one of the most profitable and fastest growing academic medical centers in the United States. In addition, Mr. May is a Trustee of the University of Chicago, a member of its Executive Committee, and a member of the Advisory Council on the Graduate School of Business at The University of Chicago. Mr. May is also a Trustee of Carnegie Hall and a partner of the Partnership for New York City, as well as the past Chairman of the UJA Federation’s “Operation Exodus” campaign and an honorary member of the Board of Trustees of The 92nd Street Y. He is a founding member of the Laura Rosenberg Memorial Foundation for Pediatric Leukemia Research and is Chairman of the Board of The Leni and Peter May Family Foundation.

J. Thomas Presby	Mr. Presby, 68, has used his business experience and professional qualifications to forge a second career of essentially full-time board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu. At Deloitte he held numerous positions in the United States and abroad, including the posts of Deputy Chairman and Chief Operating Officer. He was selected to be a director of the Company in November 2003 by the Board to fill a newly created position. He now serves as a director and audit committee chair for the Company and American Eagle Outfitters, Invesco Ltd, First Solar, Inc., TurboChef Technologies, Inc. and World Fuel Services, Inc. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. Further, he finds that he is able to leverage the experience of managing this particular set of audit committees to the benefit of each board on which he serves and the efficient use of his own time and that of his colleagues. He is a certified public accountant and a holder of the NACD Certificate of Director Education.

William A. Shutzer	Mr. Shutzer, 61, is a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was elected a director of the Company in 1984. Mr. Shutzer is also a member of the Boards of Directors of Jupiter Media Corp. and CSK Auto Corporation. He also serves as a director and compensation committee chair of TurboChef Technologies, Inc.
William R. Chaney and James E. Quinn, now serving on the Board, will cease to be directors when they are succeeded by their replacements. Mr. Chaney, 75, is the former Chairman of the Board. He is retiring as a director of the Company. Mr. Quinn, 56, will continue to serve the Company as an executive officer.

TIFFANY & CO.

In the event that any of the current directors standing for reelection does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. In the event that Mr. May does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, he would not succeed Mr. Chaney, who would, on the election of Mr. May be replaced. In that instance, Mr. Chaney would continue to serve. In the event that Mr. Fish does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, he would not succeed Mr. Quinn, who would, on the election of Mr. Fish be replaced. In that instance, Mr. Quinn would continue to serve. Each of the nominees for director (other than Mr. May and Mr. Fish) has agreed to tender his or her resignation in the event that he or she does not receive such a majority. Mr. Chaney and Mr. Quinn have each agreed to tender his resignation if he is not replaced. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.i of the Corporate Governance Principles, which are attached as Appendix I hereto for further information about the procedure that would be followed in the event of such an election result.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES FOR DIRECTOR
Item 2.   Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed and the Board has ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2008. As a matter of good corporate governance, we are asking you to ratify this selection.
PwC has served as the Company’s independent registered public accounting firm since 1984.
A representative of PwC will be in attendance at the Annual Meeting to respond to appropriate questions raised by stockholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.
The Board may review this matter if this appointment is not approved by the stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.
Item 3.   Approval of the 2008 Directors Equity Compensation Plan
On March 20, 2008, the Board adopted, subject to stockholder approval at the 2008 Annual Meeting of Stockholders, the Company’s 2008 Directors Equity Compensation Plan (the “2008 Directors Plan” or the “Plan”). The Board believes adoption of the Plan will advance the interests of the Company by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company’s Board of Directors and to further link directors interests with those of the Company’s stockholders through compensation that is based on the Company’s Common Stock, thereby promoting the long-term financial interests of the Company, including the growth in value of the Company’s stockholders’ equity and the enhancement of long-term returns to the Company’s stockholders.

TIFFANY & CO.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE TIFFANY & CO. 2008 DIRECTORS EQUITY COMPENSATION PLAN.
MATERIAL FEATURES OF THE 2008 DIRECTORS EQUITY COMPENSATION PLAN
Following is a summary of the material features of the 2008 Directors Plan. A copy of the Plan is attached to this Proxy Statement as Appendix II.
Participants
Participation in the Plan is limited to directors who are not, at the time of an award under the Plan, also employees of the Company or any of its affiliated companies.
Prior Plan and Option Grants Thereunder
The Plan will replace the Company’s 1998 Directors Option Plan approved by the Company’s stockholders on May 21, 1998 (the “Prior Plan). As of the record date, 412,500 shares of the Company’s common stock remained available for grant under the Prior Plan; such shares will not be transferred to the 2008 Directors Plan and may not be awarded under the Prior Plan if the 2008 Directors Plan is approved by the stockholders. Whether or not the 2008 Directors Plan is approved by the stockholders, no further awards may be made under the Prior Plan after May 21, 2008.
As of the record date, 489,424 shares of common stock remained subject to outstanding option awards under the Prior Plan. The average exercise price of such outstanding options is $34.4551 per share and the expiration dates of such options range from January 21, 2009 to January 17, 2018. These outstanding option awards under the Prior Plan will remain outstanding whether or not the 2008 Directors Plan is approved by the stockholders.
The terms of the 2008 Directors Plan are substantially similar to the terms of the Prior Plan.
Maximum Number of Shares
The maximum number of shares of common stock that may be issued under the 2008 Directors Plan is 1,000,000.
The maximum number of shares that will be available for grant under the Plan will be reduced by 1.58 shares for each share that is delivered on vesting of a stock award. See Stock Awards below. Thus, when a share is issued on vesting of a stock award, the maximum is reduced by 1.58 shares and when a share is issued on exercise of an option the maximum is reduced by one share. The maximum number of shares available for grant under the Plan is also subject to adjustment for corporate transactions. See Maximum Number of Shares and Adjustments for Corporate Transactions below.
Market Value per Share
As of the record date, the market value of one share of the Company’s Common Stock, $0.01 par value, was $37.60 calculated as the mean between the lowest and highest reported sales price of such a share on such date as reported in the New York Stock Exchange Composite Transactions Index.

TIFFANY & CO.

Administration of the Plan
The Plan will be administered by the Board and/or a committee selected by the Board from amongst its members. If such a committee is selected it must consist of two or more directors. As used below, the term “Board” refers to the Board or such a committee. The Board has the authority to determine:
•	directors to whom awards are granted,

•	the size and type of awards, and

•	the terms and conditions of such awards.
Number and Identity of Future Participants and Form of Awards Not Yet Determined
Under the 2008 Directors Plan, the Board may designate any non-employee director of the Company as a participant. The number and identity of participants to whom awards will eventually be made under the Plan has not yet been determined, and, subject to the Plan, the form of such awards is at the discretion of the Board. It is therefore not possible at this time to provide specific information as to actual future award recipients or the form of such awards.
Under the Prior Plan, non-employee directors were granted options to purchase 10,000 shares of Company common stock upon their first election or appointment, and in January of each year an equivalent option grant was made to each non-employee director. These options vest in two equal installments: 1/2 after one year of service on the Board following the grant of the option, and the balance after two years of service. However, all installments vest and become immediately exercisable in the event there is a “change in control” of the Company. These options expire after 10 years, but they expire sooner if, before the end of that 10-year period, the director leaves the Board. The option’s exercise price is the fair market value of the Company’s common stock on the date of grant, which is calculated as the higher of (i) the average of the highest and lowest sales prices or (ii) the closing price on the date of grant.
Share awards have not been made to non-employee directors under the Prior Plan, but the Board may consider making such under the 2008 Directors Plan, if the Plan is approved.
Awards Available under the 2008 Directors Plan
Following are summaries of the various awards available under the Plan.
Options. The grant of a stock option entitles the holder to purchase a specified number of shares of the Company’s Common Stock at an exercise price specified at the time of grant.
Stock options may be granted only in the form of non-qualified stock options (“NQSOs”). A NQSO does not qualify for special tax treatment under Section 422(b) of the Internal Revenue Code as a so-called “incentive stock option.”
The Plan limits the discretion of the Board with respect to options as follows:
•	the term of an option may not exceed 10 years,

•	the per-share exercise price of each option must be established at the time of grant or determined by a formula established at the time of grant,

•	the exercise price may not be less than 100% of fair market value as of the “pricing date”,

•	the per-share exercise price may not be decreased after grant except for adjustments made to reflect stock splits and other corporate transactions (see Maximum Number of Shares and Adjustments for Corporate Transactions below),

•	an option may not be surrendered for a new option with a lower exercise price and

•	the pricing date must generally be the grant date, subject to limited exceptions.

TIFFANY & CO.

Stock Awards. A stock award is the grant of shares of the Company’s Common Stock or a right to receive such shares, their cash equivalent or a combination of both. Each stock award shall be subject to such conditions, restrictions and contingencies as the Board or its committee shall determine.
Settlement of Awards, Deferred Settlements Tax Withholding and Dividend Equivalents
The Board has the discretion to settle awards through cash payments, delivery of Common Stock, the grant of replacement awards or any combination thereof.
The Board may permit the payment of the option exercise price to be made as follows:
•	in cash,

•	by the tender of the Company’s shares of Common Stock, or

•	by irrevocable authorization to a third party to sell shares received upon exercise of the option and to remit the exercise price.
Before distribution of any shares pursuant to an award, the Board may require the participant to remit funds for any required tax withholdings. Alternatively, the Board may withhold shares to satisfy such tax requirements. All cash payments made under the Incentive Plan may be net of any required tax withholdings.
The Board may provide for the deferred delivery of stock upon the exercise of an option or upon the grant of a stock award. Such deferral can be evidenced by use of “Stock Units” — bookkeeping entries equivalent to the fair market value, from time to time, of a specified number of shares. Stock Units are settled at the end of the applicable deferral period by delivery of shares or as otherwise determined by the Board.
The Committee has the discretion to provide participants with the right to receive dividends or dividend equivalent payments with respect to the underlying shares of Common Stock.
Duration of the Plan
If the 2008 Incentive Plan is approved by the stockholders at the 2008 Annual Meeting, no award may be made under that Plan more than ten (10) years after such approval date. However, the Plan shall remain in effect as long as any awards previously made remain outstanding.
Maximum Number of Shares and Adjustments for Corporate Transactions under the Plan
The maximum number of shares of the Company’s common stock that may be issued under the Plan is 1,000,000. That maximum is subject to adjustments for corporate transactions as discussed below and for the issuance of stock awards. See Maximum Number of Shares above.
Shares subject to an award that are not delivered because of forfeiture, cancellation or cash settlement become available for further grant.
If a participant exercises an option by delivery of previously owned shares in payment of the exercise price or of any tax withholding obligations, all shares issued to the participant without offset for the number of shares delivered in payment will be counted against the maximum.
The maximum number of shares which may be delivered under the Plan is subject to further adjustment for corporate transactions, such as:
•	stock splits, stock dividends and stock distributions,

TIFFANY & CO.

•	any other transaction in which outstanding shares of Common Stock are increased, decreased, changed or exchanged, or

•	a transaction in which cash, property, Common Stock or other securities are distributed in respect of outstanding shares.
If such a corporate transaction occurs, the Board will make appropriate adjustments in:
•	the number and/or type of shares for which awards may be granted under the Incentive Plans after such transaction, and

•	the number and/or type of shares or securities for which awards then outstanding under the Incentive Plans may be exercised after such transaction — such adjustments would be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding options or SARs.
For example, to adjust for the last corporate transaction — the two-for-one stock split that became effective in July 2000 — the Board doubled the maximum number of shares that could be issued under the Prior Plan. The Board also doubled the number of unexercised shares that were the subject of outstanding options and cut the corresponding per-share exercise price in half.
Per-Year-Per-Participant Limit Under the Plan
Subject to further adjustment for corporate transactions, as discussed above, the Plan imposes the following limit: no more than 25,000 shares may be granted in any one fiscal year to any one participant pursuant to any and all awards under the Plan.
Amendment of Plan
The Board may, at any time, amend or terminate the Plan. However, the approval of the Company’s stockholders will be required for any amendment (other than adjustments for corporate transactions discussed above) which would:
•	increase the maximum number of shares that may be delivered under the Plan as described in Maximum Number of Shares and Adjustments for Corporate Transactions above, including the requirement to reduce such maximum by 1.58 shares for every share delivered as a stock award,

•	increase the per-participant limit described above under Per-Year-Per-Participant Limit Under the Plan,

•	decrease the minimum exercise price for an option or permit the surrender of an option as consideration in exchange for a new award with a lower exercise price, each as described above under Options or

•	increase the maximum term of an Option as described above under Options.
Federal Income Tax Consequences of Plan Awards
The Company believes that under present law and regulations the federal income tax treatment of the various awards that may be made under the Plan will be as described below.
The grant of an NQSO will not have any tax consequence to the Company nor to the participant. The exercise of an NQSO will require the participant to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon the option exercise, the participant will recognize a long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date).

TIFFANY & CO.

The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or exercise of an NQSO. The grant of a stock award (including a stock unit) will not have any tax consequence to the Company nor to the participant if, at the time of the grant, the shares or units provided to the participant are subject to a substantial risk of forfeiture, and provided further that the participant chooses not to elect to recognize income. The participant may, however, elect to recognize taxable ordinary income at the time of a stock (but not a unit) grant equal to the fair market value of the stock awarded. Failing such an election, as of the date the shares provided to a participant under a stock award are no longer subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income equal to the fair market value of the stock. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a stock award.

TIFFANY & CO.

OTHER MATTERS
Stockholder Proposals for Inclusion in the Proxy Statement for the 2009 Annual Meeting
If you wish to submit a proposal to be included in the Proxy Statement for our 2009 Annual Meeting, we must receive it no later than December 11, 2008. Proposals should be sent to the Company at
600 Madison Avenue, New York, New York, 10022, addressed to the attention of Patrick B. Dorsey, Corporate Secretary (Legal Department).
Other Proposals
Our By-laws set forth certain procedures for stockholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. In addition, we will have discretionary voting authority with respect to any such proposals to be considered at the 2009 Annual Meeting unless the proposal is submitted to us no earlier than January 15, 2009 and no later than February 14, 2009 and the stockholder otherwise satisfies the requirement of SEC Rule 14a-4.
Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 600 Madison Avenue, 8th Floor, New York, New York 10022 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company’s website http://investor.tiffany.com/financials.cfm . Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

TIFFANY & CO.

Reminder to Vote
Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS

Patrick B. Dorsey
Secretary
New York, New York
April 10, 2008

TIFFANY & CO.

Appendix I
Tiffany & Co.
(a Delaware corporation)
Corporate Governance Principles
(as adopted by the full Board of Directors on January 15, 2004 and amended and restated March 15, 2007)
1.	Director Qualification Standards; Size of the Board; Audit Committee Service.
a.          A majority of the directors shall meet the independence requirements set forth in Section 303A.01 and .02 of the New York Stock Exchange Corporate Governance Rules. A director shall not be deemed to have met such independence requirements unless the Board has affirmatively determined that it be so. In making its determination of independence, the Board shall broadly consider all relevant facts and circumstances and assess the materiality of each director’s relationship(s) with the Corporation and/or its subsidiaries. If a director is determined by the Board to be independent, all relationships, if any, that such director has with the Corporation and/or its subsidiaries which were determined by the Board to be immaterial to independence shall be disclosed in the Corporation’s annual proxy statement.
b.          A director shall be younger than age 72 when elected or appointed and a director shall not be recommended for re-election by the stockholders if such director will be age 72 or older on the date of the annual meeting or other election in question, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.
c.          A director need not be a stockholder to qualify as a director, but shall be encouraged to become a stockholder by virtue of the Corporation’s policies and plans with respect to stock options and stock ownership for directors and otherwise.
d.          Consistent with 1.a. above, candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors, and for recommending to the Board director nominees for the next annual meeting of the stockholders.
e.          From time to time, the Nominating/Corporate Governance Committee will recommend to the Board the number of directors constituting the entire Board. Based upon that recommendation, the current nature of the Corporation’s business, and the talents and business experience of the existing roster of directors, the Board believes that nine directors is an appropriate number at this time.
f.          The Board shall be responsible for determining the qualification of an individual to serve on the Audit Committee as a designated “audit committee financial expert,” as required by applicable rules of the SEC under Section 407 of the Sarbanes-Oxley Act. In addition, to serve on the Audit Committee, a director must meet the standards for independence set forth in Section 301 of the Sarbanes-Oxley Act. To those ends, the Nominating/Corporate Governance Committee will coordinate with the Board in screening any new candidate for audit committee financial expert or who will serve on the Audit Committee and in evaluating whether to re-nominate any existing director who may serve in the capacity of audit committee financial expert or who may serve on the Audit Committee. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then, in the case of each such Audit Committee member, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the Corporation’s annual proxy statement.
g.          Any director who changes his or her employer or otherwise has a significant change in job responsibilities, or who accepts or intends to accept a directorship with another public company (or with any other organization that would require a significant time commitment) that he or she did not hold when such director was most recently elected to the Board, shall (1) advise the secretary of the Corporation of such change or directorship and (2) submit to the Nominating/Corporate Governance Committee, in care of the secretary, a signed letter, addressed to such Committee, resigning as a director of the Corporation effective upon acceptance of such resignation by such Committee but void ab initio if not accepted by such Committee within ten (10) days of receipt by the secretary. The secretary of the Corporation shall promptly advise the members of the Nominating/Corporate Governance Committee of such advice and receipt of such letter. The Nominating/Corporate Governance Committee shall promptly meet and consider, in light of the circumstances, the continued appropriateness of such director’s membership on the Board and each committee of the Board on which such director participates. In some instances, taking into account all relevant factors and circumstances, it may be appropriate for the Nominating/Corporate Governance Committee to accept such resignation, to recommend to the Board that the director cease participation on one or more committees, or to recommend to the Board that such director not be re-nominated to the Board.
h.          Subject to 1.b above, directors of the Corporation are not subject to term limits. However, the Nominating/Corporate Governance Committee will consider each director’s continued service on the Board each year and recommend whether each director should be re-nominated to the Board. Each director will be given an opportunity to confirm his or her desire to continue as a member of the Board.
i.          The Corporation has amended its By-Laws to provide for majority voting in the election of directors. In uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating/Corporate Governance Committee (or comparable committee of the Board) shall establish procedures for any director who is not elected to tender his or her resignation. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating/Corporate Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members. Unless applicable to all directors, the director(s) whose resignation is under consideration is expected to recuse himself or herself from the Board vote. Thereafter, the Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation pursuant to this process, the Nominating/Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board. If, for any reason, the Board of Directors is not elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in the By-laws.

          j.          Including service on the Board of Directors of the Corporation, no director shall serve on the board of directors (or any similar governing body) of more than six public companies.
2.	Attendance and Participation at Board and Committee Meetings.
a.          Directors shall be expected to attend six regularly scheduled board meetings in person, if practicable, or by telephone, if attendance in person is impractical. Directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled board meetings will be practicable.
b.          For committees on which they serve, directors shall be expected to attend regularly scheduled meetings in person, if practicable, or by telephone, if attendance in person is impractical or if telephone participation is the expected means of participation. For committees on which they serve, directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled committee meetings will be practicable.
c.          Directors shall attempt to make time to attend, in person or by telephone, specially scheduled meetings of the Board or those committees on which they serve.
d.          Directors shall, if practicable, review in advance all meeting materials provided by management, the other directors or consultants to the Board.
e.          Directors shall familiarize themselves with the policies and procedures of the Board with respect to business conduct, ethics, confidential information and trading in the Corporation’s securities.
f.          Nothing stated herein shall be deemed to limit the duties of directors under applicable law.
3.	Director Access to Management and Independent Advisors.
a.          Executive officers of the Corporation and its subsidiaries shall make themselves available, and shall arrange for the availability of other members of management, employees and consultants, so that each director shall have full and complete access with respect to the business, finances and accounting of the Corporation and its subsidiaries.
b.          The chief financial officer and the chief legal officer of the Corporation will regularly attend Board meetings (other than those portions of Board meetings that are reserved for independent or non-management directors or those portions in which the independent or non-management directors meet privately with the chief executive officer) and the Board encourages the chief executive officer to invite other executive officers and non-executive officers to Board meetings from time to time in order to provide additional insight into items being discussed and so that the Board may meet and evaluate persons with potential for advancement.
c.          If the charter of any Board committee on which a director serves provides for access to independent advisors, any executive officer of the Corporation is authorized to arrange for the payment of the reasonable fees of such advisors at the request of such a committee acting by resolution or unanimous written consent.

4.	Director Compensation.
a.          Directors shall be compensated in a manner and at a level sufficient to encourage exceptionally well-qualified candidates to accept service upon the Board and to retain existing directors. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based upon appreciation in the market value of, the Corporation’s Common Stock.
b.          To help determine the form and amount of director compensation, the staff of the Corporation shall, if requested by the Board provide the Board with data drawn from public company filings with respect to the fees and emoluments paid to outside directors by comparable public companies.
c.          Contributions to charities with which an independent or non-management director is affiliated will not be used as compensation to such a director and management will use special efforts to avoid any appearance of impropriety in connection with such contributions, if any.
d.          Management will advise the Board should the Corporation or any subsidiary wish to enter into any direct financial arrangement with any director for consulting or advisory services, or into any arrangement with any entity affiliated with such director by which the director may be indirectly benefited, and no such arrangement shall be consummated without specific authorization from the Board.
5.	Director Orientation and Continuing Education.
a.          Each executive officer of the Corporation shall meet with each new director and provide an orientation into the business, finance and accounting of the Corporation.
b.          Each director shall be reimbursed for reasonable expenses incurred in pursuing continuing education with respect to his/her role and responsibilities to the stockholders and under law as a director.
6.	Management Succession.
a.          The Board, assisted by the Corporate Nominating/Corporate Governance Committee and the Compensation Committee, shall select, evaluate the performance of, retain or replace the chief executive officer. Such actions will be taken with (i) a view to the effectiveness and execution of strategies propounded by and decisions taken by the chief executive officer with respect the Corporation’s long-term strategic plan and long-term financial returns and (ii) applicable legal and ethical considerations.
b.          In furtherance of the foregoing responsibilities, and in contemplation of the retirement, or an exigency that requires the replacement, of the chief executive officer, the Board shall, in conjunction with the chief executive officer, oversee the selection and evaluate the performance of the other executive officers.
7.	Annual Performance Evaluation of the Board.
a.          The Nominating/Corporate Governance Committee is responsible to assist the Board in the Board’s oversight of the Board’s own performance in the area of corporate governance.

          b.          Annually, each director will participate in an assessment of the Board’s performance in the area of corporate governance. The results of such self-assessment will be provided to each director.
8.	Matters for Board Review, Evaluation and/or Approval.
a.          The Board is responsible under the law of the State of Delaware to review and approve significant actions by the Corporation including major transactions (such as acquisitions and financings), declaration of dividends, issuance of securities and appointment of officers of the Corporation.
b.          The Board is responsible, either through its committees, or as guided by its committees, for those matters which are set forth in the respective charters of the Audit, Nominating/Corporate Governance and Compensation Committees or as otherwise set forth in the corporate governance rules of the New York Stock Exchange.
c.          The following matters, among others, will be the subject of Board deliberation:
i.          annually, the Board will review and if acceptable approve the Corporation’s operating plan for the fiscal year, as developed and recommended by management;
ii.         at each regularly scheduled meeting of the Board, the directors will review actual performance against the operating plan;
iii.        annually, the Board will review and if acceptable approve the Corporation’s five-year strategic plan, as developed and recommended by management;
iv.         from time to time, the Board will review topics of relevance to the approved or evolving strategic plan, including such topics identified by the Board and those identified by management;
v.          annually, the charters of the Audit, Nominating/Corporate Governance, and Compensation Committees will be reviewed and, if necessary, modified, by the Board;
vi.         annually, the delegation of authority to officers and employees for day-to-day operating matters of the Corporation and its subsidiaries will be reviewed and if acceptable approved by the Board;
vii.        annually, the Corporation’s investor relations program will be reviewed by the Board;
viii.       annually, the schedule of insurance coverage for the Corporation and its subsidiaries will be reviewed by the Board;
ix.         annually, the status of various litigation matters in which the Corporation and its subsidiaries are involved will be presented to and discussed with the Board;
x.          annually, the Corporation’s policy with respect to the payment of dividends will be reviewed and if acceptable approved by the Board;

xi.          annually, the Corporation’s program for use of foreign currency hedges and forward contracts will be reviewed and if acceptable approved by the Board; and
xii.         from time to time, the Corporation’s use of any stock re-purchase program approved by the Board will be reviewed by the Board.
9.	Management’s Responsibilities.
Management is responsible to operate the Corporation with the objective of achieving the Corporation’s operating and strategic plans and building value for stockholders on a long-term basis. In executing those responsibilities management is expected to act in accordance with the policies and standards established by the Board (including these principles), as well as in accordance with applicable law and for the purpose of maintaining the value of the trademarks and business reputation of the Corporation’s subsidiaries. Specifically, the chief executive officer and the other executive officers are responsible for:
a.          producing, under the oversight of the Board and the Audit Committee, financial statements for the Corporation and its consolidated subsidiaries that fairly present the financial condition, results of operation, cash flows and related risks in accordance with generally accepted accounting principles, for making timely and complete disclosure to investors, and for keeping the Board and the appropriate committees of the Board informed on a timely basis as to all matters of significance;
b.          developing and presenting the strategic plan, proposing amendments to the plan as conditions and opportunities dictate and for implementing the plan as approved by the Board;
c.          developing and presenting the annual operating plans and budgets and for implementing those plans and budgets as approved by the Board;
d.          creating an organizational structure appropriate to the achievement of the strategic and operating plans and recruiting, selecting and developing the necessary managerial talent;
e.          creating a working environment conducive to integrity, business ethics and compliance with applicable legal and Corporate policy requirements;
f.          developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: the Corporation’s transactions are properly authorized; the Corporation’s assets are safeguarded against unauthorized or improper use; and the Corporation’s transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Corporation and its consolidated subsidiaries in conformity with generally accepted accounting principles and any other legally required criteria applicable to such statements; and
g.          establishing, maintaining and evaluating the Corporation’s disclosure controls and procedures. The term “disclosure controls and procedures” means controls and other procedures of the Corporation that are designed to ensure that information required to be disclosed by the Corporation in the reports filed by it under the Securities Exchange Act of 1934 (the “Act”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports it files under the Act is accumulated and communicated to the Corporation’s management, including its principal executive and financial officers, to allow timely decisions regarding required disclosure. To assist in carrying out this responsibility, management has established a Disclosure Control Committee, whose membership is responsible to the Audit Committee, to the chief executive officer and to the chief financial officer, and includes the following officers or employees of the Corporation: the president, the chief legal officer, the head of finance, the chief information officer, the controller, the head of internal audit & financial controls, the investor relations officer and the treasurer.
10.	Meeting Procedures.
a.          The Board shall determine whether the offices of chairman of the board and chief executive officer shall be held by one person or by separate persons, and whether the person holding the office of chairman of the board shall be “independent” or not. An “independent” director meets the requirements for “independence” as referenced in item 1.a above. “Non-management” directors include those who are independent and those who, while not independent, are not currently employees of the Corporation or one of its subsidiaries.
b.          The chairman of the board will establish the agenda for each Board meeting but the chairman of the board will include in such agenda any item submitted by the presiding independent director (see item 11.c below). Each Board member is free to suggest the inclusion of items on the agenda for any meeting and the chairman of the board will consider them for inclusion.
c.          Management shall be responsible to distribute information and data necessary to the Board’s understanding of all matters to be considered and acted upon by the Board; such materials shall be distributed in writing to the Board sufficiently in advance so as to provide reasonably sufficient time for review and evaluation. To that end, management has provided each director with access to a secure website where confidential and sensitive materials may be viewed. In circumstances where practical considerations do not permit advance circulation of written materials, reasonable steps shall be taken to allow more time for discussion and consideration, such as extending the duration of a meeting or circulating unanimous written consent forms, which may be considered and returned at a later time.
d.          The chairman of the board shall preside over meetings of the Board.
e.          If the chairman of the board is not independent, the independent directors may select from among themselves a “presiding independent director”; failing such selection, the chairman of the Nominating/Corporate Governance Committee shall be the presiding independent director. The presiding independent director shall be identified as such in the Corporation’s annual proxy statement to facilitate communications by stockholders and employees with the non-management directors.
f.          The non-management directors shall meet separately from the other directors in regularly scheduled executive session, without the presence of management directors and executive officers of the Corporation. The presiding independent director shall preside over such meetings.
g.          At least once per year the independent directors shall meet separately from the other directors in a scheduled executive session, without the presence of management directors, non-management directors who are not independent and executive officers of the Corporation. The presiding independent director shall preside over such meetings.
11.	Committees.
a.          The Board shall have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee which shall have the respective responsibilities described in the charters of each committee. The membership of each such committee shall consist only of independent directors.
b.          The Board may, from time to time, appoint one or more additional committees, such as a Dividend Committee.
c.          The chairman of each Board committee, in consultation with the appropriate members of management and staff, will develop the committee’s agenda. Management will assure that, as a general rule, information and data necessary to the committee’s understanding of the matters within the committee’s authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent to provide a reasonable time for review and evaluation.
d.          At each regularly scheduled Board meeting, the chairman of each committee or his or her delegate shall report the matters considered and acted upon by such committee at each meeting or by written consent since the preceding regularly scheduled Board meeting.
e.          The secretary of the Corporation, or any assistant secretary of the Corporation, shall be available to act as secretary of any committee and shall, if invited, attend meetings of the committee and prepare minutes of the meeting for approval and adoption by the committee.
12.	Reliance.
Any director of the Corporation shall, in the performance of such person’s duties as a member of the Board or any committee of the Board, be fully protected in relying in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence.
13.	Reference to Corporation’s Subsidiaries.
Where the context so requires, reference herein to the Corporation includes reference to the Corporation and/or any direct or indirect subsidiary of the Corporation whose financial results are consolidated with those of the Corporation for financial reporting purposes and reference to a subsidiary of the Corporation shall be reference to such a subsidiary.

Appendix II
TIFFANY & CO.
2008 DIRECTORS EQUITY COMPENSATION PLAN
Section 1
General
1.1          Purpose. The Tiffany & Co. 2008 Directors Equity Compensation Plan (the “Plan”) has been established by Tiffany & Co., a Delaware corporation, (the “Company”) to advance the interests of the Company by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company’s Board of Directors and to further link Participants’ interests with those of the Company’s stockholders through compensation that is based on the Company’s Common Stock, thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company’s stockholders’ equity and the enhancement of long-term returns to the Company’s stockholders.
1.2          Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become “Participants” in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company.
1.3          Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).
1.4          Prior Plan. This Plan is intended to become effective on approval by the Company’s stockholders, as provided for in Section 4.1 below. This Plan is intended to replace the Company’s 1998 Directors Option Plan approved by the Company’s stockholders on May 21, 1998 (the “Prior Plan”). In accordance with the terms of the Prior Plan: (i) no Award may be granted or otherwise made under the Prior Plan after May 21, 2008, but (ii) the Prior Plan shall remain in effect as long as any awards under the Prior Plan are outstanding. Shares subject to the Prior Plan which are not subject to outstanding awards under the Prior Plan as of the Effective Date of this Plan (see subsection 4.1 of this Plan) and which have not been delivered to participants under the Prior Plan as of such Effective Date may not be awarded under the Prior Plan on or after such Effective Date and the Prior Plan shall be deemed amended accordingly on such Effective Date. Shares subject to the Prior Plan, as described in the preceding sentence, shall not be deemed transferred to this Plan.
Section 2
Options
2.1          Definition. The grant of an “Option” entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 shall be Non-Qualified Options. A “Non-Qualified Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

2.2          Exercise Price. The per-share “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at or prior to the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date unless the Participant has agreed to forgo all or a portion of his or her annual cash retainer or other fees for service as a director of the Company in exchange for the Option, in which case the difference between (a) the aggregate Fair Market Value of the Shares subject to the Option as of the Pricing Date and (b) the aggregate Exercise Price for the Shares subject to the Option shall be equal to the amount of the cash retainer or other such fees agreed to be forgone by the Participant. For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the Option is granted unless the Option is granted on a date on which the principal exchange on which the Stock is then listed or admitted to trading is closed for trading, in which case the “Pricing Date” shall be the most recent date on which such exchange was open for trading prior to such grant date. Except as provided in subsection 4.2(c), the Exercise Price of any Option may not be decreased after the grant of the Award. An Option may not be surrendered as consideration in exchange for a new Award with a lower Exercise Price.
2.3          Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option shall be exercisable after, and each Option shall become void no later than, the tenth (10th ) anniversary of the date of the grant of such option.
2.4          Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:
(a)	The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

(b)	If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the date of exercise). The Committee may refuse to accept payment in Shares if such payment would result in an accounting charge to the Company.

(c)	The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
Section 3
Stock Awards
3.1          Definition. A “Stock Award” is a grant of Shares or of a right to receive Shares.
3.2          Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies, if any, as the Committee shall determine.

Section 4
Operation and Administration
4.1          Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company’s 2008 annual meeting, the Plan shall be effective as of the date of such approval (the “Effective Date”) and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that no Award may be granted or otherwise made under the Plan on a date that is more than ten (10) years from the Effective Date.
4.2          Shares Subject to Plan.
(a)	(i) Subject to the following provisions of this subsection 4.2, the maximum aggregate number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be One Million (1,000,000) Shares, provided that such maximum shall be reduced by one and 58 hundredths (1.58) of a Share for each Share that is delivered pursuant to a Stock Award. Shares issued under the Plan may be authorized and unissued Shares or Shares reacquired by the Company.

(ii) Any Shares granted under the Plan that are forfeited because of the failure to meet a Stock Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant’s beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii) If the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the Company withholding Shares, the number of Shares issued on such exercise or Award without offset for the number of Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; if the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by the Company withholding Shares, the full number of Shares for which such Option was exercised or such Award was granted, without reduction for the number of Shares withheld, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)	Subject to adjustment under paragraph 4.2(c), the following additional limitation is imposed under the Plan: the maximum aggregate number of Shares that may be awarded to any one Participant in any single fiscal year of the Company, either as Shares subject to Options, Stock Awards or any combination of Options and Stock Awards shall be Twenty-five Thousand (25,000) Shares.

(c)	If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property, or a different number or kind of shares or securities, or if cash, property or Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options; (iv) the limit specified in subsection 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option or Stock Award shall be rounded up to the nearest whole Share.
4.3          Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:
(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity and the Committee may impose such restrictions on any Shares acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

(b)	Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
4.4          Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, if agreed by the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments shall be in an amount sufficient to satisfy any federal, state or local tax withholding requirements as well as the amount of the cash payment otherwise required. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

4.5          Reserved Rights. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the Plan does not limit the right of the Company to use available Shares, including authorized but un-issued Shares and treasury Shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity). The Committee may provide in the Award Agreement that the Shares to be issued upon exercise of an Option or receipt of a Stock Award shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, and forfeiture and repurchase provisions.
4.6          Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Stock equivalents.
4.7          Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares upon the exercise of an Option or receipt of a Stock Award with the deferral evidenced by use of Stock Units equal in number to the number of Shares whose delivery is so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares no later than the 60th day following the date the person to whom such deferred delivery must be made ceases to be a director of the Company.
4.8          Transferability. Unless otherwise provided by the Committee, any Option granted under the Plan, and, until vested, any Stock Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution, and shall be exercisable by, or become vested in, during the Participant’s lifetime, only the Participant.
4.9          Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
4.10          Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a Participant, the Committee may require the Participant to enter into an agreement with the Company (an “Award Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercise of an Award, such as continued service as a director of the Company for a specified period of time. The Committee may waive such conditions to and/or accelerate exercisability or vesting of an Option or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.
4.11          Limitation of Implied Rights.
(a)	Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)	Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not confer upon any Participant any right to serve as a director of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
4.12          Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
4.13          Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of such Board (including a committee of such board) who are duly authorized to act for such Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.
4.14          Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
4.15          Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board of Directors or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.
Section 5
Committee
5.1          Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board and/or a committee of the Board (either the Board or such committee the “Committee” hereunder) in accordance with this Section 5.

5.2          Selection of Committee. If consisting of less than the full membership of the Board, the Committee shall be selected by the Board and shall consist of two or more members of the Board.
5.3          Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:
(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account such factors as the Committee deems relevant.

(b)	The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Interpretations of the Plan by the Committee and decisions made by the Committee under the Plan are final and binding.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.
5.4          Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
5.5          Information to be furnished to Committee. The Company shall furnish the Committee with such data and information as may be requested by the Committee to discharge its duties. The records of the Company as to an Eligible Individual’s or a Participant’s service as a director shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

Section 6
Amendment and Termination
6.1          Board’s Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.
6.2          Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to Shares), the approval of the Company’s stockholders shall be required for any amendment which: (i) increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitation contained in Section 4.2(b); (iii) decreases the Exercise Price of any Option below the minimum provided in subsection 2.2; (iv) modifies or eliminates the prohibitions stated in the final two sentences of subsection 2.2; or (v) increases the maximum term of any Option set forth in Section 2.3. Whenever the approval of the Company’s stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.
6.3          Consent of Affected Participants. No amendment to or termination of the Plan shall, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living or if the Award has been transferred pursuant to a right of transfer contained in an Award Agreement, the affected beneficiary or affected transferee, as the case may be), adversely affect the rights of any Participant, beneficiary or permitted transferee under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board.
Section 7
Defined Terms
For the purposes of the Plan, the terms listed below shall be defined as follows:
Award. The term “Award” shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Stock Awards.
Award Agreement. The term “Award Agreement” is defined in subsection 4.10.
Board. The term “Board” shall mean the Board of Directors of the Company.
Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.
Eligible Individual. The term “Eligible Individual” shall mean a Non-Employee Director. The term “Non-Employee Director” means a member of the Board who is not at the time of an Award also an employee of the Company or a Related Company.
Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock, the following rules shall apply:

(i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the higher of (a) the simple arithmetic mean of the lowest and the highest reported sales prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading and (b) the closing price on such exchange on such date. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value.
(ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.
(iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.
Related Companies. The term “Related Company” means:
(i) any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting stock of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);
(ii) any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or
(iii) any business venture in which the Company has a significant interest, as determined at the discretion of the Committee.
Shares. The term “Shares” shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.
Section 8
Successors
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3. Shares represented by this proxy will be so voted unless otherwise indicated, in which case they will be voted as marked.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1: Election of the following nominees as directors:	THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Michael J. Kowalski	☐	☐	☐	05	Abby F. Kohnstamm	☐	☐	☐	09 William A. Shutzer		☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
02	Rose Marie Bravo	☐	☐	☐	06	Charles K. Marquis	☐	☐	☐	Item 2:	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
03	Gary E. Costley	☐	☐	☐	07	Peter W. May	☐	☐	☐	Item 3:	Approval of the Tiffany & Co. 2008 Directors Equity Compensation Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			I PLAN TO ATTEND THE ANNUAL MEETING		☐
04	Lawrence K. Fish	☐	☐	☐	08	J. Thomas Presby	☐	☐	☐

Signature	Signature	Date

NOTE: Please date and sign exactly as your name appears printed on this card. When shares are held by joint owners, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲
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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/tif		TELEPHONE 1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail , mark , sign and date your proxy card and return it in the enclosed postage-paid envelope.
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TIFFANY & CO.
PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIFFANY & CO. (THE “COMPANY”) TO BE HELD MAY 15, 2008, AT 10:00 A.M. NEW YORK TIME IN THE ROOF/PENTHOUSE OF THE ST. REGIS HOTEL, 2 EAST 55TH STREET AT FIFTH AVENUE, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1; “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; “FOR” THE APPROVAL OF THE 2008 DIRECTORS EQUITY COMPENSATION PLAN IN ITEM 3.
SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1 AND “FOR” ITEM 2 AND 3. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints M.J. KOWALSKI, J.N. FERNANDEZ, and P.B. DORSEY, and each of them, proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of or may properly come before the meeting.

IMPORTANT THIS PROXY IS CONTINUED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
Tiffany & Co.
727 Fifth Avenue
New York, N.Y. 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held
THURSDAY, MAY 15, 2008
The Annual Meeting of Stockholders of Tiffany & Co. (the “Company”) will be held in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York on Thursday, May 15, 2008, at 10:00 a.m. New York time to consider and take action on the following:
1.  Election of nine (9) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;
2.  Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008;
3.  Approval of the Tiffany & Co. 2008 Directors Equity Compensation Plan.
All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 20, 2008 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The transfer books will not be closed.
A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, 727 Fifth Avenue, New York, New York commencing on May 1, 2008 during ordinary business hours.
BY ORDER OF THE BOARD OF DIRECTORS
Patrick B. Dorsey
Secretary
New York, New York
April 10, 2008
YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.